Exhibit 10.2

Final Version

FIRST AMENDED AND RESTATED

ACQUISITION OPTION AGREEMENT

by and among

CARDIOVASCULAR SYSTEMS, INC. CHANSU VASCULAR TECHNOLOGIES, LLC,
and

THE MEMBERS OF CHANSU VASCULAR TECHNOLOGIES, LLC,

dated as of
December 30, 2022

FIRST AMENDED AND RESTATED ACQUISITION OPTION AGREEMENT
This First Amended and Restated Acquisition Option Agreement (this “Agreement”), dated as of December 30, 2022, is entered into by and among Cardiovascular Systems, Inc., a Delaware corporation (“Buyer”), Chansu Vascular Technologies, LLC, a Delaware limited liability company (the “Company”), and the Members (as defined below) and amends and restates the Acquisition Option Agreement dated January 29, 2021 (the “Original Agreement”) in its entirety.

RECITALS

WHEREAS, the Members own 100% of the issued and outstanding limited liability company membership interests (the “Interests”) of the Company;

WHEREAS, Buyer and the Members have deemed it advisable and in the best interests of their respective entities and equityholders that, subject to and conditioned upon, the terms and conditions of this Agreement, Buyer and the Members consummate the transactions provided for herein in order to advance their respective long-term strategic business interests;

WHEREAS, Buyer, the Company and the Members have a mutual interest in amending the Original Agreement pursuant to the terms of this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company are entering into a Loan Agreement providing for loans from Buyer to the Company (the “New Loan Agreement”), respectively; and

WHEREAS, the Company recognizes and acknowledges that the Company will realize substantial economic benefits as a result of the New Loan Agreement and other transactions described above and that this Agreement amending and restating the Original Agreement is a condition to Buyer entering into such agreements; and

WHEREAS, Buyer, the Company and the Members desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I: “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such

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Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Consideration” means the aggregate consideration paid to the Members pursuant to this Agreement in consideration for the Acquisition, including (a) the Closing Date Consideration as finally determined pursuant to Section 2.5, (b) any release to the Members from the Escrow Fund pursuant to Section 9.8, (c) the payment of the First Contingent Payment and Second Contingent Payment, if applicable.

“Business” means the design, development, implementation, support, marketing and sale by the Company of the Company Products.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Wilmington, Delaware are authorized or required by Law to be closed for business.

“Buyer Acquisition Option Term” shall mean the period (i) beginning on the later of January 1, 2024 and date of the Second FIH Study Milestone and (ii) ending on the date that is ninety (90) days after the delivery of the Updated Disclosure Schedules; provided, that, notwithstanding the foregoing, the Buyer Acquisition Option Term shall terminate upon delivery of a Member Acquisition Notice in accordance with Section 2.1(a).

“Buyer Fundamental Representations” means the representations or warranties set forth in Section 5.1 (Organization and Authority of Buyer), and Section 5.4 (Brokers).

“Buyer Loan Amount” means the amount of principal and interest outstanding under the Loan Documents as of the Closing.

“Closing Date Consideration” means an amount equal to (i) the Upfront Payment, minus (ii) the First Escrow Deposit, minus (iii) the Closing Indebtedness, minus (iv) the Transaction Expenses.

“Closing Indebtedness” means, as of the Closing Date: (i) any indebtedness of the Company for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money (including interest and prepayment penalties or obligations computed as though payment is being made as of the Closing), (ii) any indebtedness of the Company evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which the Company is liable, contingently or otherwise, as obligor or otherwise (including any earn outs, holdbacks, etc.), (iv) any guarantees of indebtedness or any indebtedness guaranteed in any manner by the Company (including guarantees in the form of an agreement to repurchase or reimburse, whether on a contingent basis or otherwise), (v) all remaining obligations under the Lease if not assigned in accordance with Section 7.12 at or prior to the Closing, (vi) any liabilities under capitalized leases with respect to which the Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which liabilities the Company assures a creditor against loss, (vii) any other accounts payable or current liabilities of the Company that are past due or that are not related to the operation of the Business

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in the ordinary course, and (viii) any indebtedness secured by an Encumbrance on the Company’s assets; provided, that Closing Indebtedness shall exclude the Buyer Loan Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Group” means the Company, the Members and any of their Affiliates. “Company Operating Agreement” means the Limited Liability Company Operating
Agreement of the Company, dated as of June 1, 2020.

“Company Products” means the PTA-DCB Product and the PTCA-DCB Product.

“Contract” means any contract, agreement, lease, indenture, mortgage, note, bond or other similar legally binding commitment.

“Development Agreement” means the Product Development Agreement dated as of January 29, 2021, between the Company and Buyer.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Members and the Company concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Equity Incentive Plan” means the Chansu Vascular Technologies, LLC 2020 Equity Incentive Plan.

“Employee Benefit Plan” means any plan, program, agreement, policy or arrangement with respect to Business Employees, that is (a) an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, (b) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, profit sharing or similar equity-based plan or agreement, or (d) any other employment, deferred-compensation, retirement, severance, retention, change-in-control, leave, vacation, welfare-benefit, bonus, incentive or fringe-benefit plan, program, agreement or arrangement.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance or restriction of any kind.

“Environmental Law” means any applicable Law relating to: (a) pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as
amended.

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“Escrow Agent” means Wilmington Trust N.A.

“Estimated Closing Indebtedness” means the Closing Indebtedness estimated in good faith by the Company and set forth in the Estimated Closing Date Consideration Statement.

“Estimated Transaction Expenses” means the Transaction Expenses estimated in good faith by the Company and set forth in the Estimated Closing Date Consideration Statement.

“Event of Default” has the meaning set forth in the Loan Documents.

“Exercise Date” shall mean the date that Buyer delivers the Buyer Acquisition
Notice.

“First IDE Approval Milestone” means the occurrence of the first IDE Approval with respect to a Product; provided, that such IDE Approval occurs on or before the Target Date.

“Final Indebtedness” means the Closing Indebtedness as finally determined pursuant to Section 2.5.

“Final Transaction Expenses” means the Transaction Expenses as finally determined pursuant to Section 2.5.

“First Contingent Payment” means an amount equal to $15,000,000. “Fiscal Year” means a fiscal year of Buyer.
“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum- derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead- containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Health Care Legal Requirement” means any Law relating to healthcare regulatory matters and Programs, including (a) 42 U.S.C. §§ 1320a-7, 7a and 7b, which are commonly

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referred to as the “Federal Fraud Statutes,” (b) 42 U.S.C. § 1395nn, which is commonly referred to as the “Stark Statute,” (c) 31 U.S.C. §§ 3729-3733, which is commonly referred to as the “Federal False Claims Act,” (d) 42 U.S.C. §§ 1320d through 1320d-8 and 42 C.F.R. §§ 160, 162 and 164, which is commonly referred to as the “Health Insurance Portability and Accountability Act of 1996,” (e) the Occupational Safety and Health Act and all regulations promulgated under such legislation, (f) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 321 et seq., as amended and all regulations promulgated thereunder, (g) applicable Laws of the United States Drug Enforcement Administration and all regulations promulgated thereunder, (h) the Physician Payments Sunshine Law, 42 U.S.C. § 13207h, (i) applicable state anti-kickback, fee-splitting and patient brokering laws, and (j) state information privacy and security Laws.

“Hired Employee” means any Business Employee who accepts Buyer’s offer of employment.

"IDE Approval" shall have the meaning set forth in the Development Agreement.

"Incentive Units" has the meaning set forth in the Equity Incentive Plan

"Incentive Unit Holders" means any holder of Incentive Units issued pursuant to the Equity Inventive Plan.

“Knowledge of the Company” or any other similar knowledge qualification, means
(i)the actual knowledge of Philippe Marco and each other member of the Company’s executive management team and such knowledge as would be obtained following the exercise of reasonable inquiry by any such person; and (ii) the actual knowledge of each Member and such knowledge as would be obtained following the exercise of reasonable inquiry by such Member.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” or “Liabilities” means any debt, liability or obligation of any kind or nature whatsoever, whether direct or indirect, asserted or unasserted, matured or unmatured, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, whether or not foreseeable, and whether due or become due, whenever arising and regardless of when asserted, and, in each case, including all costs and expenses relating thereto.

“Lease” means the Lease Agreement between the Company and SCP-1, LP, a California limited partnership, dated as of November 6, 2020, for the office space located at 715 North Pastoria Avenue, Sunnyvale, CA, 94085.

“Loan Documents” means (a) the New Loan Agreement and (b) the Security Agreement, as amended between the Company, as borrower, and Buyer, as the lender.

“Losses” means all losses, damages, Liabilities, demands, actions or causes of action (including third party claims), charges, interest, judgments, sanctions, fines, penalties, settlements, costs or expenses, including reasonable attorneys’ fees.

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“Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, is or could reasonably be expected to be materially adverse to (a) the condition (financial or otherwise) or assets of the Company; or (b) prevent the Members or the Company from consummating the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)); (v) any changes in applicable Laws or accounting rules (including GAAP); (vi) the public announcement or completion of the transactions contemplated by this Agreement (provided that no such announcement shall be in violation of the terms hereof); and (vii) any natural disaster or acts of God; except in the case of (i), (ii), (iii), (iv), (v) or (vii) above to the extent the same has a disproportionate effect on the Company or the Business as compared to other Persons in the industries in which the Business or the Company operates.

“Members” means the members of the Company who are set forth on the signature pages hereto and, solely for purposes Article II, Article III, Section 4.3 and Article XI, the Incentive Unit Holders who have executed Joinder Agreements in accordance with Section 7.13.

“Most Recent Balance Sheet Date” means, with respect to the Updated Disclosure Schedules, the last day of the last month immediately preceding the Schedule Delivery Date.

“Most Recent Financials Date” means, with respect to the Updated Disclosure Schedules, December 31 of the last year in which the Company has had financials prepared for its full fiscal year.

“Open Source” means software or similar subject matter which is subject to a license agreement such as the GNU General Public License, GNU Lesser General Public License, BSD License, MIT License, Common Public License and other licenses approved as open source licenses by the Open Source Initiative.

“Permits” means all permits, licenses, franchises, approvals, authorizations, consents or other similar requirements of any Governmental Authority.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personally Identifiable Information” means any information that alone or in combination with other information held by the Company and can be used to specifically identify an individual.

“Privacy and Security Laws” means Laws addressing the use, disclosure, storage, maintenance, transmission, encryption, breach or breach notification of, access to, or privacy or security of, Personally Identifiable Information.

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“Pro Rata Share” means, with respect to each Member other than any Incentive Unit Holder, a fraction, the numerator of which is the number of Units held by such Member, and the denominator of which is the aggregate number of Units held by all Members (other than the Incentive Unit Holders), in each case, as of immediately prior to the Closing.

“Program” means any and all third party payors and third party payor programs, whether private, commercial or governmental, including, but not limited to, any federal or state reimbursement program, including any Medicare, Medicaid, Medicaid waiver program, TRICARE program, “Federal Health care programs” as defined in 42 U.S.C. § 1320a-7b(f) and private insurance programs.

“PTA-DCB Product” shall have the meaning set forth in the Development
Agreement.

"PTCA-DCB Product" shall have the meaning set forth in the Development Agreement.

"Real Property" means the real property leased or subleased by the Company Group, together with all buildings, structures and facilities located thereon.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Schedule Delivery Date” shall mean the date that the Company delivers the Updated Disclosure Schedules to Buyer.

“Second Contingent Payment” means an amount equal to $15,000,000.

“Second FIH Study Milestone” shall have the meaning set forth in the Development
Agreement.

“Second IDE Approval Milestone” means the occurrence of the IDE Approval with respect to the Second Product; provided, that such IDE Approval occurs on or before the Target Date.

“Seller Fundamental Representations” means the representations or warranties set forth in Section 3.1 (Authority of the Member), Section 3.4 (Ownership of Interests), Section 3.5 (Brokers), Section 4.1 (Organization and Qualification of the Company), Section 4.2 (Authority of the Company), Section 4.3 (Capitalization), Section 4.4 (Subsidiaries), and Section 4.21 (Brokers).

“Second Product” means the second Product to achieve IDE Approval. “Target Date” means December 31, 2023.
“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance,

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environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means worldwide.

“Transaction Documents” means this Agreement, the Loan Documents, the Development Agreement, the Escrow Agreement, and the Transition Services Agreement.

“Transaction Expenses” means, as of the Closing: (i) all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) payable by the Company or the Members or on their behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, which have not been paid by the Company or the Members as of the Closing; and (ii) any transaction bonuses or other amounts payable to any employee of the Company, or any other Person, as result of the execution of this Agreement or the consummation of the transactions contemplated hereby, plus the employer’s share of any employment Taxes due in connection with such payments.

“Updated Disclosure Schedules” shall mean updated Disclosure Schedules delivered by the Company to Buyer pursuant to Section 3.2(a).

“Upfront Payment” means $10,000,000; provided, however, that, in the event of Second FIH Study Milestone has not occurred on or prior to December 31, 2023, the Upfront Payment shall be reduced by twenty percent (20%) for each three (3) month period after December 31, 2023 until the date of the Second FIH Study Milestone.

Acquisition...................................    Section 2.2
Acquisition Notice.................    Section 2.1(b),
Section 2.1(b)
Acquisition Proposal...............    Section 7.1(a)
Agreement......................................    Preamble
Agreement Period....................    Section 2.5(c)
Allocation Agreement Period.. Section 7.8(a) Allocation Objection Notice    Section 7.8(a)
Allocation Schedule    Section 2.3(b)
Annual Financial Statements .. Section 4.6(a) Anti-Bribery Laws......    Section 4.20(a)
Basket......................................    Section 9.4(a)
Business Copyrights..............    Section 4.11(b)
Business Employees..............    Section 4.18(a)

Business IP............................    Section 4.11(b)
Business Marks......................    Section 4.11(b)
Business Patents....................    Section 4.11(b)
Buyer..............................................    Preamble
Buyer Acquisition Notice.......    Section 2.1(a),
Section 2.1(a)
Buyer Acquisition Option......    Section 2.1(b),
Section 2.1(b)
Buyer Indemnified Parties...........    Section 9.2
Cap..........................................    Section 9.4(b)
Closing....................................    Section 2.4(a)
Closing Date............................    Section 2.4(a)
Closing Statement...................    Section 2.5(a)
Company.........................................    Preamble

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Confidentiality Agreement......    Section 7.2(a)
Consents.......................................    Section 4.5
Copyrights.............................    Section 4.11(a)
CPA.........................................    Section 7.8(a)
Direct Claim............................    Section 9.5(c)
Escrow Agreement............    Section 2.4(d)(iv)
Escrow Fund......................    Section 2.4(d)(iv)
Estimated Closing Date Consideration
.................................................Section 2.3(b)
Estimated Closing Date Consideration Statement.................................    Section 2.3(b)
FDA.......................................    Section 4.15(a)
Financial Statements...............    Section 4.6(a)
First Escrow Deposit.........    Section 2.4(d)(iv)
Fundamental Representations......    Section 9.1
Indemnified Party........................    Section 9.4
Indemnifying Party......................    Section 9.4
Independent Auditors..............    Section 2.5(c)
Insurance Policies......................    Section 4.12
Intellectual Property..............    Section 4.11(a)
Interests.............................................    Recitals
Interim Financial Statements....Section 4.6(a) Joinder Agreement.....................    Section 7.13

Key Individuals............................    Section 7.6
Mandatory Purchase................    Section 2.1(a)
Marks.....................................    Section 4.11(a)
Material Contracts...................    Section 4.9(a)
Member Acquisition Notice....    Section 2.1(a)
Member Indemnified Parties.......    Section 9.3
Most Recent Balance Sheet.....    Section 4.6(a)
Objection Notice.....................    Section 2.5(b)
Patents...................................    Section 4.11(a)
Payor Claims.........................    Section 4.15(e)
Permitted Encumbrances.......    Section 4.10(a)
Released Member Claims............    Section 7.9
Required Consents...................    Section 8.2(f)
Restricted Member................    Section 7.10(a)
Restricted Period...................    Section 7.10(a)
Second Escrow Deposit...............    Section 2.6
SOL Representations...................    Section 9.1
Tax Allocation Schedule.........    Section 7.8(a)
Termination Date...................    Section 10.1(e)
Third Escrow Deposit..................    Section 2.6
Third-Party Claim...................    Section 9.5(a)
Trade Secrets.........................    Section 4.11(a)
Transition Services Agreement...    Section 7.6

ARTICLE II ACQUISITION OPTION; CLOSING

Section 2.1    Mandatory Purchase; Acquisition Option.

(a)At any time during the Buyer Acquisition Option Term if no Event of Default has occurred and so long as no Event of Default occurs, upon a notice provided by the Members to the Buyer (a “Member Acquisition Notice”), Buyer shall be required to, subject to the terms of this Agreement, purchase from the Members all, but not less than all, of the Interests, free and clear of all Encumbrances (the “Mandatory Purchase”).

(b)Prior to receipt of a Member Acquisition Option pursuant to Section 2.1(a), the Members hereby grant to Buyer the irrevocable option during the Buyer Acquisition Option Term (the “Buyer Acquisition Option”) to, subject to the terms of this Agreement and the applicable provisions of the Laws of the State of Delaware, purchase from the Members all of the Interests, free and clear of all Encumbrances by providing written notice to the Members and the Company (the “Buyer Acquisition Notice” and, with the Member Acquisition Notice, each an “Acquisition Notice”) at any time during the Buyer Acquisition Option Term. Without limiting the rights of the Members pursuant to Section 2.1(a), the parties specifically and expressly acknowledge, understand and agree that Buyer shall have the sole and absolute discretion to, for any reason(s) whatsoever, exercise or not exercise, or rescind the Buyer Acquisition Option or to terminate this Agreement pursuant to Section 10.1(b) and that Buyer shall have no obligations to

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inform the Members or any other party of its reason(s) therefor. Buyer shall keep, and shall cause its directors, officers, employees, agents and advisors to keep, confidential its decision to exercise or not exercise the Buyer Acquisition Option or terminate this Agreement pursuant to Section 10.1(b), and its reasons for such decision, unless the Company has given its prior written consent to such disclosure. Buyer may only exercise the Buyer Acquisition Option by written notice pursuant to this Section 2.1(b) and neither the Members nor any other Person shall rely on any other writings or statements regarding Buyer’s expectation or intention to exercise the Buyer Acquisition Option. Neither Buyer nor any of its Affiliates shall have any liability whatsoever to the Members or any of their respective Affiliates or any other Person for any claim, loss or damage of any nature that arises out of or relates in any way to its exercise or non-exercise or rescission of the Buyer Acquisition Option or termination of this Agreement, other than its obligations hereunder. Notwithstanding the foregoing, for the avoidance of doubt, the terms of this Section 2.1(b) shall no longer apply if the Members have delivered a Member Acquisition Notice in accordance with Section 2.1(a).

Section 2.2 Purchase and Sale of Interests. Subject to the satisfaction or waiver of the conditions set forth in Article VIII and the other terms and conditions of this Agreement, in the event of a Mandatory Purchase or if Buyer exercises the Buyer Acquisition Option during the Buyer Acquisition Option Term, the Members agree to sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase from the Members on the Closing Date, all of the Interests, free and clear of all Encumbrances (the “Acquisition”).

Section 2.3    Estimated Closing Consideration; Allocation Schedule.

(a)[Reserved]

(b)Estimated Closing Payment Statement; Allocation Schedule: No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Buyer a (i) written statement certified by an officer of the Company (the “Estimated Closing Date Consideration Statement”) setting forth (i) a good faith estimate of the Closing Date Consideration, which shall include a good faith estimate of each of the Closing Indebtedness and the Transaction Expenses (the “Estimated Closing Date Consideration”), and (ii) a schedule (as may be updated from time to time in accordance with this Agreement, the “Allocation Schedule”) setting forth (A) the wire transfer instructions of each Member, (B) the portion of the Estimated Closing Date Consideration payable to each Incentive Unit Holder in accordance the Equity Incentive Plan, the Company Operating Agreement and the equity award, which shall represent the aggregate consideration payable to the Incentive Unit Holders hereunder, (C) the Pro Rata Share of each Member (other than the Incentive Unit Holders) and (D) the portion of the Estimated Closing Date Consideration payable to each Member (other than the Incentive Unit Holders) in accordance with such Member’s Pro Rata Share. The Company shall provide a reasonable level of supporting documentation for the Estimated Closing Date Consideration Statement and any additional information reasonably requested by Buyer related thereto. To the extent that Buyer disagrees in good faith with any items set forth in the Estimated Closing Date Consideration Statement, Buyer may deliver written notice of its disagreement to the Company at least one (1) Business Day prior to the Closing Date, and Buyer and the Company shall negotiate in good faith to resolve such disagreements prior to the Closing; provided, however, that if Buyer and the Company are not able to resolve any such disagreements prior to the Closing, the amount initially proposed by the

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Company shall be final for purposes of determining the Estimated Closing Date Consideration Statement.

(c)For all purposes of this Agreement, each Member agrees and acknowledges that Buyer shall be entitled to rely on, and neither Buyer nor any of its Affiliates (including, following the Closing, the Company) shall have any Liability with respect to the Allocation Schedule, including any updates thereto pursuant to this Agreement.

Section 2.4    Closing; Closing Deliverables.

(a)In the case of a Mandatory Purchase or following exercise of the Buyer Acquisition Option, if applicable, and subject to the other terms and conditions hereof, the closing of the purchase and sale referred to in Section 2.2 (the “Closing”) shall take place at the offices of Dorsey & Whitney LLP, Suite 1500, 50 South Sixth Street, Minneapolis, Minnesota 55402, at a time and date to be specified by the parties, which shall be no later than ten (10) Business Days after the satisfaction or waiver of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing), or at such other time, date and location, and by such other means as the parties hereto agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b)At the Closing, the Members shall deliver to Buyer a duly executed assignment of membership interests, in form and substance reasonably satisfactory to Buyer, effectuating the assignment of the Interests owned by the Members to Buyer; and

(c)At the Closing, the Company shall deliver or cause to be delivered to Buyer:

(i)copies of all consents, waivers and approvals (if any) obtained by the Company with respect to the consummation of the Acquisition;

(ii)written resignations, effective as of the Closing Date, of any and all officers, directors and managers of the Company;

(iii)employment termination and release agreements in a form reasonably acceptable to Buyer, duly executed by each employee of the Company;

(iv)a copy of the certificate of formation of the Company, certified as of a date not more than five (5) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

(v)a certificate of good standing of the Company, issued as of a date not more than five (5) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

(vi)a certificate of the secretary, assistant secretary or other authorized representative of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to the following matters: (A) no amendments to the certificate of formation of the Company since the date of the certified copy thereof referenced above in Section 2.4(c)(iv); (B) the Company Operating Agreement, which shall be attached thereto;

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(C) the resolutions of the Members authorizing the execution and performance of this Agreement and the consummation of the transactions contemplated hereby, which shall be attached thereto; and (D) that the Company Operating Agreement and resolutions have not been amended or modified in any respect and remain in full force and effect as of the Option Closing Date;

(vii)a certificate from the Company, dated as of the Closing Date, prepared and executed in accordance with Section 1.1445-11T(d)(2) of the Code, certifying that Buyer is not required to withhold pursuant to Section 1445 of the Code;

(viii)evidence, in form and substance reasonably satisfactory to Buyer, of the release of all Encumbrances on the assets of the Company other than Encumbrances referenced in payoff letters from each lender to the Company evidencing the aggregate amount of Closing Indebtedness outstanding as of the Closing Date (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such Closing Indebtedness on the Closing Date) and an agreement that, if such aggregate amount so identified is paid to such lender on the Closing Date, such Closing Indebtedness shall be repaid in full and that all Encumbrances affecting any real or personal property of the Company shall be released;

(ix)a duly executed copy of the Escrow Agreement;

(x)a duly executed copy of the Transition Services Agreement, in a form reasonably satisfactory to Buyer;

(xi)the certificate referred to in Section 8.2(e) hereof; and

(xii)such other documents and instruments as may be reasonably requested by Buyer.

(d)At the Closing:

(i)Buyer shall pay the Estimated Closing Indebtedness in accordance with the pay-off letters required by Section 2.4(c)(viii) above;

(ii)Buyer shall pay the Estimated Transaction Expenses in accordance with payment instructions delivered by the Members to Buyer;

(iii)Buyer shall pay to each Member in cash by wire transfer of immediately available funds the portion of the Estimated Closing Date Consideration set forth opposite such Member’s name in the Allocation Schedule in accordance with the wire instructions set forth in the Allocation Schedule;

(iv)Buyer shall deliver $500,000 (the “First Escrow Deposit”) (which amount, as reduced from time to time through distributions and increased from time to time in accordance with Section 2.6 or by dividends and earnings in accordance with the Escrow Agreement, is hereinafter referred to as the “Escrow Fund”), by wire transfer of immediately available funds, to the Escrow Agent, pursuant to the escrow agreement among Buyer, the Members and the Escrow Agent in the form attached hereto as Exhibit A (the “Escrow Agreement”).

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Agreement;
hereof; and

(v)    Buyer shall deliver a duly executed copy of the Escrow Agreement;

(v)Buyer shall deliver a duly executed copy of the Transition Services

(vi)Buyer shall deliver the certificate referred to in Section 8.3(d)

(vii)Buyer shall deliver such other documents and instruments as may be reasonably requested by the Company.

Upon payment by Buyer of the amounts described in Section 2.4(d)(iii) above, Buyer shall be deemed, for all purposes, to have satisfied in full the obligations of Buyer to pay any amount due to Members pursuant to this Agreement, other than any amounts that may be due pursuant to Section 2.5(e), Section 2.6 or Article IX, if any, and Buyer shall have no further obligation to any Member for such payments or otherwise in respect of the transactions contemplated hereby, including the purchase of the Interests.

Section 2.5    Closing Consideration Adjustment.

(a)Closing Statement Preparation. Buyer will prepare and deliver to the Members within 90 days after the Closing Date a statement (the “Closing Statement”) which sets forth (i) an unaudited balance sheet of the Company as of the Closing Date, and (ii) a good faith estimate of each of the Closing Indebtedness and the Transaction Expenses.

(b)Closing Statement Review. Within 30 days following Buyer’s delivery of the Closing Statement to the Members, the Members may give Buyer a written notice stating the Members’ objections to the Closing Statement (an “Objection Notice”). If the Members do not give Buyer an Objection Notice within such 30 day period, then the Closing Statement will be conclusive and binding upon the parties and the Closing Indebtedness and the Transaction Expenses as set forth in the Closing Statement will constitute the Final Indebtedness and the Final Transaction Expenses, respectively.

(c)Independent Auditor Review. In the event that Buyer and the Members fail to resolve all of the issues set forth in the Objection Notice within 30 days after Buyer receives the Objection Notice (the “Agreement Period”), (i) Buyer and the Members will retain a firm of certified public accountants designated by Buyer and reasonably acceptable to the Members (the “Independent Auditors”) to make the determination of the Final Indebtedness and the Final Transaction Expenses in accordance with the terms of this Agreement within the 30 day period immediately following the Agreement Period, and (ii) Buyer and the Members will each provide the Independent Auditors with their respective determinations of the Closing Indebtedness and the Transaction Expenses. The Independent Auditors will consider only those items and amounts in Buyer’s and the Members’ respective determinations of the Closing Indebtedness and the Transaction Expenses that are identified as being items and amounts to which Buyer and the Members have been unable to agree. In resolving any such disputed item or amount, the Independent Auditors may not assign a value to any item or amount that is higher than the highest value for such item or amount claimed by either party or lower than the lowest value for such item or amount claimed by either party. The Independent Auditors’ determination of the Final

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Indebtedness and the Final Transaction Expenses will be based on the definitions of “Closing Indebtedness” and the “Transaction Expenses” contained in this Agreement. Assuming compliance with the immediately preceding sentence, the determination of the Final Indebtedness and the Final Transaction Expenses by the Independent Auditors will be conclusive and binding upon the parties. The fees, costs and expenses of the Independent Auditor shall be paid shall be allocated between the Members, on the one hand, and Buyer, on the other hand, in inverse proportion as the Members and Buyer may prevail on matters resolved by the Independent Auditors, which proportionate allocations shall be determined by the Independent Auditors.

(d)Adjustment Payment. Upon the determination, in accordance with this Section 2.5 of the Final Indebtedness, and the Final Transaction Expenses, the Closing Date Consideration will be recalculated by increasing or decreasing the Closing Date Consideration, as applicable, using finally determined amounts in lieu of the estimates of the Final Indebtedness and Final Transaction Expenses used in the calculation of the Estimated Closing Date Consideration.

(e)If the Closing Date Consideration as recalculated pursuant to this Section 2.5 is greater than the Estimated Closing Date Consideration, then the Members shall deliver an updated Allocation Schedule setting forth the portion of such excess amount payable to each Member in accordance with the Company Operating Agreement as of immediately prior to the Closing, and within five (5) Business Days after the receipt of such updated Allocation Schedule, Buyer will pay the Members such excess amount in accordance with the allocation set forth in the updated Allocation Schedule. Such payment will be made in cash by wire transfer of immediately available funds to the account(s) set forth in the Allocation Schedule.

(f)If the Closing Date Consideration as recalculated pursuant to this Section 2.5 is less than the Estimated Closing Date Consideration, then (i) each Member (other than the Incentive Unit Holders) will pay to Buyer such Member’s Pro Rata Share of such deficiency to an account designated in writing by Buyer within five (5) Business Days after the determination of the Final Indebtedness and the Final Transaction Expenses or (ii) at Buyer’s sole discretion, Buyer shall be entitled to recover such deficiency from the Escrow Fund. Such payments shall be made in cash by wire transfer to an account designated by Buyer.

Section 2.6    Contingent Payments.

(a)Following the Closing, in the event of the First IDE Approval Milestone, then, within thirty (30) Business Days following the date of the final determination that the First IDE Approval Milestone has occurred, Buyer shall pay the First Contingent Payment as follows: (i) to the Escrow Agent, the amount of $750,000 to be held in the Escrow Fund (the “Second Escrow Deposit”); and (ii) to the Members, the amount of $14,250,000, by wire transfer of immediately available funds in accordance with allocation set forth in the updated Allocation Schedule delivered pursuant to Section 2.6(c).

(b)Following the Closing, in the event of the Second IDE Approval Milestone, then, within thirty (30) Business Days following the date of the final determination that the Second IDE Approval Milestone has occurred, Buyer shall pay the Second Contingent Payment as follows: (i) to the Escrow Agent, the amount of $750,000 to be held in the Escrow Fund (the “Third Escrow Deposit”); and (ii) to the Members, the amount of $14,250,000, by

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wire transfer of immediately available funds in accordance with allocation set forth in the updated Allocation Schedule delivered pursuant to Section 2.6(c).

(c)The First Contingent Payment and the Second Contingent Payment shall represent only a contingent right to receive a payment from Buyer, subject to achievement of the First IDE Approval Milestone or the Second IDE Approval Milestone, as applicable. The First Contingent Payment and the Second Contingent Payment shall not possess any attributes of capital stock and shall not entitle the Members to any rights of any kind other than as specifically set forth herein. Any attempted assignment, pledge, hypothecation, transfer or other disposition of the right to receive such payments by any Member (other than as set forth in Section 11.8) shall be null and void.

(d)Each Member acknowledges that, after the Closing, (i) there can be no assurance that the First Contingent Payment or the Second Contingent Payment will be received, and (ii) Buyer owes no fiduciary duty, express or implied, to the Members, such as an implied duty of good faith and fair dealing, in the exercise of its direct control over the governance and financial control of the Company or the Business with respect to such payments but, rather, the parties intend the express provisions of this Agreement to govern their contractual relationship with respect to such payments. Notwithstanding the foregoing, Buyer agrees and covenants that Buyer, its Affiliates or anyone on their behalf, shall not take, and that they shall not permit any third party to take, any actions in bad faith in their performance of the Business or otherwise, which are intentionally undertaken with the express purpose of, and have the actual effect of preventing the First IDE Approval Milestone or the Second IDE Approval Milestone.

(e)Notwithstanding the foregoing, at least five (5) Business Days prior to any payment of the First Contingent Payment or the Second Contingent Payment, as applicable, the Members shall deliver to Buyer an updated Allocation Schedule setting forth the portion of such amounts payable to each Member in accordance with the Company Operating Agreement as of immediately prior to the Closing.

(f)Notwithstanding anything to the contrary in this Agreement, in the event that a First Contingent Payment or a Second Contingent Payment would be payable on or prior to the Closing, payments contemplated by this Agreement with respect thereto shall be made at the Closing and shall be deemed to have occurred for all purposes under this Agreement as of immediately after the Closing.

Section 2.7 Cash. For the avoidance of doubt, any cash remaining on the balance sheet of the Company as of the Closing (including any remaining proceeds of the loan issued to the Company in accordance with the Loan Documents) shall continue to remain with the Company following the Closing and will not be distributed to any of the Members.

Section 2.8 Tax. Buyer shall be entitled to deduct and withhold from any payment which comes due under this Agreement all Taxes that Buyer may be required to deduct

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and withhold under any provision of Tax Law. All such withheld amounts shall be treated as paid to the Members hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Except as set forth in the Disclosure Schedules, the Members represent and warrant to Buyer as follows:

Section 3.1 Authority of the Members. Each Member has all necessary power and authority to enter into this Agreement, to carry out such Member’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Member, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.2 No Conflicts; Consents. The execution, delivery and performance by each Member of this Agreement and the other Transaction Documents to which such Member is a party, and the consummation by such Member of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of any Law or Governmental Order applicable to such Member; or (b) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of or the creation of any Encumbrance, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under or result in the acceleration of any material agreement to which such Member is a party or any of its properties or other assets is subject. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Member in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.3    Legal Proceedings; Governmental Orders.

(a)There are no actions, suits, claims, investigations or other legal proceedings pending or, to the Knowledge of the Company, threatened against or by any Member and relating to such Member’s ownership of the Interests or status as a member of the Company, challenging the validity or enforceability of this Agreement or seeking to enjoin or prohibit consummation of the transactions contemplated hereby.

(b)There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting any Member and relating to such Member’s ownership of the Interests or status as a member of the Company, challenging the validity or enforceability of this Agreement or seeking to enjoin or prohibit consummation of the transactions contemplated hereby.

Section 3.4 Ownership of Interests. Each Member is the sole legal and beneficial owner of the Interests in the Company as set forth on Section 3.4 of the Disclosure

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Schedules, and such ownership is, and such delivery shall be made, free and clear of all Encumbrances. Each Member has been the sole legal and beneficial owner of the Interests since the formation of the Company and has not granted (and there do not exist) any subscriptions, options, rights, warrants, calls, voting agreements, commitments or arrangements of any kind with respect to the Interests. Pursuant to this Agreement, upon Closing, each Member will sell to Buyer all securities, voting rights, economic interests, profits interests and membership interests that such Member legally or beneficially owns or has any rights or interests in or with respect to the Company, and after such sale by the Members hereunder, each Member will have sold its entire membership interest in the Company to Buyer, and no Member will have any further ownership of or rights to (or rights to acquire any ownership of), and each Member will cease to be a member of, the Company.

Section 3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Member.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS

Except as set forth in the Disclosure Schedules, the Members and the Company, jointly and severally, represent and warrant to Buyer as follows:

Section 4.1 Organization and Qualification of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the Delaware and has all necessary organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. Section 4.1 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

Section 4.2 Authority of the Company. The Company has all necessary organizational power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite organizational action on the part of the Company and the Members. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization,

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moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3 Capitalization. The Interests owned by the Members in the Company are set forth on Section 4.3 of the Disclosure Schedule constitute all of the issued and outstanding equity interests of the Company. The Interests have been duly authorized and validly issued and are fully paid and nonassessable, were issued in compliance with all applicable Laws, and were not issued in violation of, and are not subject to, any preemptive rights or any other agreement, arrangement or commitment to which the Members or the Company is party. There are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the capital stock of, or other equity or voting interest in, the Company, pursuant to which the Company or the Members is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, shares of capital stock of or other equity or voting interests in, the Company or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of or other equity or voting interests in, the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interests in, the Company. There are no authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the equityholders of the Company on any matter. There are no proxies and no voting agreements or voting trusts or other voting arrangements with respect to any capital stock of, or other equity or voting interests in, the Company.

Section 4.4 No Subsidiaries. The Company does not own, or have any ownership interest in, any other Person.

Section 4.5 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby do not and will not: (a) result in a violation or breach of any provision of the articles of formation of the Company or the Company Operating Agreement; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; or
(c)require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of or the creation of any Encumbrance, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under or result in the acceleration or create in any party the right to accelerate, terminate, modify or cancel any Material Contract, except in the case of clause (c) as set forth in Section 4.5 of the Disclosure Schedules (the “Consents”). No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the

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transactions contemplated hereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices as are set forth in Section 4.5 of the Disclosure Schedules.

Section 4.6    Financial Statements.

(a)As of the date of this Agreement, the Company does not have any regularly prepared financial statements. As of the Schedule Delivery Date, the Company has made available to Buyer unaudited consolidated balance sheet and statements of income and cash flows for the Business as of and for the fiscal year ended on the Most Recent Financials Date (the “Annual Financial Statements”), and the unaudited consolidated balance sheet (the “Most Recent Balance Sheet”) and statements of income and cash flows for the Business as of and for the period beginning on the Most Recent Financials Date and ending on the Most Recent Balance Sheet Date (the “Interim Financial Statements”, and together with the Annual Financial Statements, the “Financial Statements”). Except as otherwise noted in the Financial Statements, the Financial Statements present fairly, in all material respects, the financial condition of the Business as of the dates thereof and the results of operations and cash flows for the periods then ended, except that the Interim Financial Statements do not contain footnotes and are subject to normal year-end adjustments that will not be material in amount or effect, either individually or in the aggregate. Except as may be indicated in the notes thereto, the Financial Statements have been prepared from, and are in accordance with, the books and records of the Company, which books and records are complete and correct in all material respects and have been regularly kept and maintained in accordance with the Company’s normal and customary practices.

(b)The accounts receivable and other receivables reflected on the Financial Statements, and those arising in the ordinary course of business after the date thereof, (i) have arisen from bona fide transactions in the ordinary course of business, and (ii) are not subject to valid counterclaims or setoffs other than adjustments and modifications in the ordinary course of business of the Company, consistent with past practice.

(c)All inventory of the Business as of the Closing Date, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory will be owned by the Company as of the Closing Date free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in- process or finished goods) are not excessive, but are reasonable in the present circumstances of the Business.

(d)Section 4.6(d) of the Disclosure Schedules sets forth a full and complete list of all bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the Persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction as to withdrawal other than customary restrictions due to bank policies not specific to the Company.

Section 4.7    Undisclosed Liabilities. As of the Closing Date, the Company and, with respect to the Business, the Members, and their respective Affiliates have no Liabilities,

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except (i) those which are reflected or reserved against in the Most Recent Balance Sheet as of the Most Recent Balance Sheet Date; (ii) those which have been incurred in the ordinary course of business since the Most Recent Balance Sheet Date and which are not in the aggregate material in amount (to the extent such liabilities are included as Closing Indebtedness); and (iii) the Transaction Expenses.

Section 4.8 Absence of Certain Changes, Events and Conditions. Except as contemplated by this Agreement or as set forth on Section 4.8 of the Disclosure Schedules, from the Most Recent Balance Sheet Date until the Closing Date, the Business and the Company have operated in the ordinary course of business and there has not been, with respect to the Business or the Company, any:

(a)event, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect;

(b)split, combination or reclassification of any Interests or other equity interests in the Company;

(c)issuance, sale or other disposition of any Interests or other equity interests in the Company, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Interests or other equity interests in the Company;

(d)declaration or payment of any dividends or distributions on or in respect of, or redemption, purchase or acquisition of, any Interests or other equity interests in the Company;

(e)material change in any method of accounting or accounting practice, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(f)incurrence, assumption or guarantee of any indebtedness for borrowed money, except unsecured current obligations and liabilities incurred in the ordinary course of business;

(g)sale or other disposition of any of the assets shown or reflected on the Most Recent Balance Sheet, except in the ordinary course of business;

(h)transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Business IP;

(i)material damage, destruction or loss (whether or not covered by insurance)
to its property;

(j)any material capital expenditures;

(k)imposition of any Encumbrance upon any properties, capital stock or other equity interests or assets, tangible or intangible;

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(l)acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(m)adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(n)action by the Company to make, change or rescind any Tax election, amend any Tax Return or change any Tax accounting method, or take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer; or

(o)any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 4.9    Material Contracts.

(a)Section 4.9(a) of the Disclosure Schedules lists each of the following Contracts and other agreements of the Company Group to the extent related to the Business (together with all Leases listed in Section 4.10(b) of the Disclosure Schedules, collectively, the “Material Contracts”):

(i)each agreement (A) involving aggregate consideration in excess of
$50,000 or (B) requiring performance by any party more than one year from the date hereof, which cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

(ii)all agreements that relate to the sale of any of the assets related to the Business for consideration in excess of $50,000;

(iii)all agreements that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv)all agreements that relate to any Business IP;

(v)all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising agreements;

(vi)all    agreements    with    physicians,    independent    contractors    or consultants (or similar arrangements);

(vii)all agreements relating to indebtedness (including guarantees) of the Company or the Business;

(viii)all agreements with any Governmental Authority;

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(ix)all agreements that would, upon assignment to the Company, limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x)all agreements that would, upon assignment to the Company, require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(xi)any agreements that would, upon assignment to the Company, provide for any joint venture, partnership or similar arrangement by the Company;

(xii)all agreements between or among the Company or the Members on the one hand and the Members or any member of the Company Group (other than the Company) on the other hand; and

(xiii)any agreement not otherwise disclosed in Section 4.9 of the Disclosure Schedules which is material to the Business and not entered into in the ordinary course of business.

(b)The Company has made available to Buyer a correct and complete copy of each Material Contract, including all amendments, material waivers or modifications thereto. Each Material Contract is in full force and effect and (i) as of the date hereof, is the legal, valid and binding obligation of the respective member of the Company Group who is party to such Material Contract, (ii) as of the Closing Date, will be the legal, valid and binding obligation of the Company, and (iii) to the Knowledge of the Company, is the legal, valid and binding obligation of the other parties thereto, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). No member of the Company Group is in material default under, or in material breach or violation of, and an event has not occurred that (with or without notice, lapse of time or both) could reasonably be expected to constitute a material default by any member of the Company Group under any such Material Contract. To the Knowledge of the Company, no other party to any such Material Contract is in material default under any such Material Contract. No member of the Company Group has received any written notice or, to the Knowledge of the Company, oral notice from any counterparties in connection with any of the Material Contracts of (A) any material breach or default under any Material Contract, (B) the fact that any such party will terminate, not renew, cancel or substantially decrease its business with the Company, or (C) any claim for damages or indemnification with respect to the products or performance of services pursuant to any Material Contract.

Section 4.10    Title to Assets; Sufficiency of Assets; Real Property.

(a)As of the date hereof, the Company Group has good and valid title to, or a valid leasehold interest in, all assets (tangible and intangible), rights and properties related to the Business. As of the Closing Date, the Company will have good and valid title to, or a valid leasehold interest in, all assets (tangible and intangible), rights and properties used to conduct the

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Business, which will constitute all of the assets, rights and properties necessary for the conduct of the Business. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)liens for Taxes not yet due and payable;

(ii)liens associated with the Loan Documents;

(iii)mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business and securing obligations that are not delinquent and that will be paid and discharged in the ordinary course of business; or

(iv)easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property, that, singularly or in the aggregate, will not materially interfere with the ownership, use or operation of such Real Property.

(b)Section 4.10(b) of the Disclosure Schedules lists the street address of each parcel of Real Property used in connection with the Business, and identifies all Real Property leases relating thereto.

(c)All tangible assets that are necessary to conduct the Business, taken as a whole, are generally in operating condition in repair adequate for the purposes for which such assets are presently used, except for ordinary wear and tear or immaterial defects which do not materially adversely affect use and operation in the ordinary course of business, and have been maintained in accordance with normal industry practices.

Section 4.11    Intellectual Property.

(a)As used herein, the term “Intellectual Property” means all intellectual property rights arising under the laws of the United States or any other jurisdiction, including the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress and similar rights and applications to register any of the foregoing (collectively, “Marks”); (ii) patents, patent applications, patentable inventions and rights in respect of utility models or industrial designs and invention disclosures (collectively, “Patents”); (iii) copyrights, copyrightable works, whether registered or unregistered, and registrations and applications therefor (collectively, “Copyrights”); and (iv) trade secrets, know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”).

(b)Section 4.11(b)(1) of the Disclosure Schedules sets forth an accurate and complete list of all Marks related to the Business owned by or licensed to the Company Group (collectively, “Business Marks”), Section 4.11(b)(2) of the Disclosure Schedules sets forth an accurate and complete list of all Patents related to the Business owned by or licensed to the Company Group (collectively, “Business Patents”), and Section 4.11(b)(3) of the Disclosure Schedules sets forth an accurate and complete list of all registered Copyrights and domain names

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and URLs related to the Business, owned by or licensed to the Company Group (collectively, “Business Copyrights” and, together with the Business Marks and the Business Patents, the “Business IP”). All Business IP (excluding any pending applications included in the Business IP) is valid and enforceable and, except as set forth on Section 4.11(b)(4) of the Disclosure Schedules, no adverse written notice or claim challenging the validity or enforceability or alleging the misuse of any Business IP has been received by any member of the Company Group. To the Knowledge of the Company, all applications for issuance of Business Patents and all applications to register Business Marks are in good standing and without challenge by any third party. The Company Group has the sole and exclusive right to bring actions for infringement or unauthorized use of the Business IP owned by the Company Group, and after the Closing Date, the Company will have, the sole and exclusive right to bring actions for infringement or unauthorized use of the Business IP owned by the Company as of the Closing Date. No member of the Company Group has taken any action (or failed to take any action) that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Business IP, and all filing, examination, issuance, post registration and maintenance fees, annuities and the like that have come due and are required to maintain, preserve or renew any Business IP owned by the Company Group or, to Knowledge of the Company, licensed to the, the Company Group have been timely paid. Except as set forth on Section 4.11(b)(5) of the Disclosure Schedules, with respect to all Business IP owned by the Company Group, and to the Knowledge of the Company with respect to all Business IP licensed to the Company Group, there are no filings, payments or other actions that were required to have been or are required to be made or taken on or prior to the date hereof that were not timely made or taken, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates, for the purposes of complying with legal requirements to obtain, maintain, preserve or renew any material Business IP.

(c)All employees, agents, consultants or contractors of the Company Group who have contributed to or participated in the creation or development of any material patentable invention, Trade Secret, or copyrightable material, in each case relating to the Business either:
(i) is a party to an agreement (A) under which the applicable member of the Company Group is deemed to be the original owner/author of all property rights therein; and (B) which includes a provision assigning to the applicable member of the Company Group all right, title and interest in such work or whereby such employee, agent, consultant, or contractor agrees to assign all right, title and interest in such work; or (ii) has executed an assignment or an agreement to assign in favor of such member of the Company Group all right, title and interest in such work.

(d)The Company Group has taken such steps to protect its rights in the Intellectual Property related to the Business and owned by the Company Group and maintain the confidentiality of all of the Trade Secrets related to the Business as are consistent with reasonably prudent business practices employed by similarly situated businesses operating in the same industry as the Company Group.

(e)The Company Group owns or possesses adequate licenses or other valid rights to use, and as of the Closing Date the Company will own or possess adequate licenses or other valid rights to use, all of the Intellectual Property that is necessary for the conduct of the Business. None of such owned Intellectual Property or, to the Knowledge of the Company, such

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licensed Intellectual Property is subject to any material outstanding order, judgment, or stipulation restricting the use or exploitation thereof by the Company Group.

(f)Except as set forth on Section 4.11(f) of the Disclosure Schedules, the Company Group has not granted to any third party any rights under any Intellectual Property related to the Business and owned by the Company.

(g)The Company Group owns, and as of the Closing Date the Company will own, exclusively all right, title and interest to the Business IP (other than the Business IP licensed to the Company Group or, as of the Closing Date, licensed to the Company), free and clear of all Encumbrances other than Permitted Encumbrances, and no member of the Company Group has received any written or, to the Knowledge of the Company, oral notice or claim challenging such member’s ownership of any of such Intellectual Property.

(h)The conduct of the Business, including the use or other exploitation of the Intellectual Property owned by the Company Group, has not infringed, misappropriated, diluted or violated, and does not infringe, misappropriate, dilute or violate any Intellectual Property of any third party, and the Company Group has not received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any such infringement, misappropriation, violation, or dilution has occurred. To the Knowledge of the Company, no third party is misappropriating or infringing any Intellectual Property owned by or licensed to the Company Group.

(i)To the Knowledge of the Company, at no time during the conception of or reduction to practice of any Intellectual Property related to the Business and owned by the Company Group was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or other third party, performing research sponsored by any Governmental Authority or other third party or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any Governmental Authority or other third party.

(j)No member of the Company Group is subject to any agreement with any standards body or other similar entity that would obligate such member of the Company Group to grant licenses to any Person with respect to, or otherwise impair or limit such member’s control of, any Business IP.

(k)Section 4.11(k) of the Disclosure Schedules contains a complete and accurate list of any Open Source that is incorporated into, integrated or bundled with, or otherwise used in or with any software used in the Business, identification of the applicable Open Source license and a description of the manner in which such Open Source has been used in software used in the Company Products. No software used in the Company Products is, has become or will become, upon commercialization of any product, subject to Open Source disclosure obligations that would obligate the Company Group, or after the Closing Date, the Company, to disclose, make available, offer or deliver any portion of the source code of any such software used in the Company Products to any third party.

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Section 4.12 Insurance. Section 4.12 of the Disclosure Schedules sets forth a list, as of the date hereof, of all insurance policies related to the Business that are maintained by the Company Group or with respect to which any member of the Company Group is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been timely paid and the Company Group is otherwise in compliance in all material respects with the terms of such policies. No member of the Company Group has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. There are no material disputes with the underwriters of any such policies or any material claims pending under such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 4.13    Legal Proceedings; Governmental Orders.

(a)There are no actions, suits, claims, investigations or other legal proceedings pending or, to the Knowledge of the Company, threatened against or by the Company Group affecting any of the properties or assets related to the Business or challenging the enforceability of this Agreement.

(b)There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of the properties or assets related to the Business.

Section 4.14    Compliance with Laws; Permits.

(a)The Company Group is and has been in compliance in all material respects with all Laws applicable to the Business or the properties or assets related to the Business.

(b)All material Permits required for the Company Group to conduct the Business have been obtained by it, are valid and in full force and effect and are being complied with in all material respects. As of the Closing Date, all such Permits will be held by the Company. A true, correct and complete list of all such material Permits is set forth in Section 4.14(b) of the Disclosure Schedules.

Section 4.15    Regulatory Matters.

(a)There is no false information or significant omission in any product application or product-related submission to the U.S. Food and Drug Administration (“FDA”) or comparable foreign Governmental Authority with respect to the Company Products. Section 4.15(a) of the Disclosure Schedule lists each jurisdiction for which the Company has received regulatory approval to engage in clinical trials, manufacture, distribute and/or sell the Company Products and the nature of such approval.

(b)Neither the Company nor any of its Affiliates has received any warning letter from the FDA or any other Governmental Authority related to the Company Products or the Business. Neither the Company nor any of its Affiliates has received any verbal or written notification from the FDA or any other Governmental Authority related to the Business or the

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Company Products (i) that any product approval is withdrawn or modified or that such an action is under consideration, (ii) contesting the uses of or the labeling and promotion of any such products, (iii) with respect to any other enforcement actions under any Health Care Legal Requirement, or (iv) otherwise alleging or asserting material noncompliance with any Health Care Legal Requirement. Without limiting the foregoing, with respect to the Business, the Company is in compliance, in all material respects, with all current applicable statutes, rules, regulations, guidelines, policies or orders administered or issued by the FDA and comparable foreign Governmental Authorities in connection with the Business, including (i) the FDA’s Quality System Regulation, 21 C.F.R. Part 820, (ii) the Laws and regulations promulgated under the Medical Device Directive in the European Union and (iii) any other foreign Laws pertaining to medical device products. To the Company’s Knowledge, there are no facts which furnish any reasonable basis for any Form FDA-483 observations or regulatory or warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or any other Governmental Authority, in each case related to or arising from the operation of the Business. There have been no recalls, corrections, repairs, replacements, refunds, safety alerts (or other notice relating to an alleged lack of safety, efficacy or regulatory compliance of any of the Company Products), detentions, withdrawals, seizures, termination or suspension of manufacturing, or other adverse regulatory actions requested or threatened relating to any of the Company Products, and no field notifications, field corrections or alerts, or, to the Knowledge of the Company, any facilities where any such products are produced, processed, packaged or stored, and the Company has not within the last five (5) years, either voluntarily or at the request of any Governmental Authority, initiated or participated in a recall, correction, repair, replacement, refund, safety alert (or other notice relating to an alleged lack of safety, efficacy or regulatory compliance of any of the Company’s products), detention, withdrawal, seizure, termination or suspension of manufacturing or provided post-sale warnings regarding any of the Company Products. With respect to the Business, the Company is and has been in material compliance with FDA’s registration and listing requirements to the extent required by applicable Health Care Legal Requirements, and the Company Products, if so required, are in conformance in all material respects with applicable Health Care Legal Requirements. To the Company’s Knowledge, there are no facts which are reasonably likely to cause (1) the recall, market withdrawal or replacement of any of the Company Products sold or intended to be sold; (2) a change in the marketing classification or a material change in the labeling of any such product, or (3) a termination or suspension of the marketing of such product.

(c)The Company maintains documentation showing that components supplied to the Company with respect to the Company Products are manufactured in accordance with the Company’s specifications therefor. The processes used to produce the Company Products are accurately described in documents maintained by the Company, and such documents have been made available to Buyer. Such processes are adequate to ensure that commercial quantities of the Company Products conform to the specifications established therefor and are (i) of merchantable quality, (ii) salable in the ordinary course of business at prevailing market prices, (iii) free from defects in design, material and workmanship, and (iv) suitable for their intended purposes and efficacy.

(d)The Company Group is in compliance with all applicable Health Care Legal Requirements applicable to the Business. All documentation, correspondence, reports, data, analyses and certifications relating to or regarding any of the Company Products filed or delivered

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by or on behalf of the Company Group to any Governmental Authority were true and accurate on the date filed or furnished (or were corrected in or supplemented by a subsequent filing) and remains true and accurate.

(e)All billing practices of the Company with respect to the Business to all third party payor programs (whether private, commercial or governmental) have been conducted in compliance in all material respects with all Health Care Legal Requirements and the billing guidelines of such programs. To the Knowledge of the Company, with respect to the Business, the Company has in all material respects timely and accurately filed all claims and other reports required to be filed prior to the date hereof with respect to all Programs, all fiscal intermediaries and/or carriers, and other insurance carriers (“Payor Claims”). All such Payor Claims and reports are true and correct in all material respects. The Company has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such Payor Claims.

(f)The Company and, with respect to the Business, the Members, and each of their respective Affiliates are complying with all Health Care Legal Requirements, including Health Care Legal Requirements applicable to privacy or security of individually identifiable health information. The Company Group has not suffered any unauthorized acquisition, access, use or disclosure of any individually identifiable health information that, individually or in the aggregate, compromises the security or privacy of such individually identifiable health information.

(g)Neither the Company Group nor any employee of the Company Group has been excluded, suspended or debarred from participating in any federal health care program (as defined in 42 U.S.C. §1320a-7b(f)) or been subject to sanction pursuant to 42 U.S.C. §1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. §1320a-7b. To the Knowledge of the Company, no such exclusions are threatened nor is there any basis for such exclusions.

(h)The Company’s operation of the Business is and has been in compliance in all material respects with all Laws relating to export control and trade sanctions or embargoes and the Company, with respect to the Business, (i) have no pending voluntary self-disclosures with respect to applicable export or reexport control or sanctions Laws of any and all applicable jurisdictions, including the Export Administration Regulations with the Bureau of Industry and Security of the U.S. Department of Commerce, sanctions and embargo executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the respective executive orders and the regulations promulgated thereunder, all as amended from time to time, (ii) have not received written notice from any Governmental Authority that the Company is under criminal or civil investigation concerning any of such export control laws, and
(iii)have at all times acted without material violation and in material compliance with the Export Administration Regulations with the Bureau of Industry and Security of the U.S. Department of Commerce.

(i)The Company Group is and has been, in compliance with all Privacy and Security Laws and privacy policies applicable to it or the operation, use, occupancy or ownership of its assets or properties or the conduct of the Business. No written notice has been received by the Company Group from any Governmental Authority alleging a violation of or liability under

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any Privacy and Security Law. The Company Group has in place compliance programs reasonably designed to cause the Company Group to be in compliance with all applicable Privacy and Security Laws. The Company Group has not made or suffered any unauthorized access, use or disclosure of any Personally Identifiable Information that, individually or in the aggregate, compromises the security or privacy of such Personally Identifiable Information or required notification to any Person. The Company has not notified, either voluntarily or as required by Law, any affected Person, any Governmental Authority or the media of any breach of Personally Identifiable Information. The Company Group is not currently conducting or planning to conduct any investigation as to whether any such notification is required. The Company Group has not been notified by any third party vendor or service provider that the third party vendor or service provider has suffered an unauthorized acquisition, access, use or disclosure of any Personally Identifiable Information that is owned or licensed by the Company Group.

Section 4.16    Environmental Matters.

(a)The Company is, and in the past 6 years has been, in compliance in all material respects with all applicable Environmental Laws. The Company has not received notice of, and is not the subject of, any actions, demands, or notices by any person (i) alleging liability under or non-compliance with any Environmental Law or (ii) relating to the Release, alleged Release, presence or alleged presence of Hazardous Materials in, under or upon the real property leased by the Company or any offsite disposal facility or location.

(b)The Company has no material liability under any Environmental Law nor is it responsible for any material liability of any other Person under any Environmental Law.

Section 4.17    Employee Benefit Matters.

(a)Set forth on Section 4.17(a) of the Disclosure Schedules is a list of all Employee Benefit Plans established, maintained or contributed to by the Company Group.

(b)The Company Group has delivered or caused to be delivered or made available to Buyer copies of (i) each current Employee Benefit Plan, together with the most recent amendments thereto, and related trust agreement or other funding instrument, as well as the most recent Internal Revenue Service determination letter, opinion or advisory related to each Employee Benefit Plan qualified under Section 401(a) or 501 of the Code, (ii) IRS Form 5500 for the three most recently completed plan years for each Employee Benefit Plan required to file such Form and any related audited financial statements and opinions; (iii) the most recent Summary Plan Description (plus all subsequent Summaries of Material Modification) for each Employee Benefit Plan subject to the Summary Plan Description requirements of Section 104(b) of ERISA, (iv) all material communications to or from any governmental authority (including the Internal Revenue Service and Department of Labor) concerning any Employee Benefit Plan within the past three
(3) years, and (v) with respect to each Employee Benefit Plan qualified under Section 401(a) of the Code, test results for the prior plan year demonstrating such Employee Benefit Plan’s compliance with the applicable coverage, annual additions and discrimination rules under the Code.

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(c)The Company Group (including all employers, whether or not incorporated, that are treated together with the Company Group as a single employer within the meaning of Section 414 of the Code) does not maintain or contribute to, and has not maintained or contributed to in the six (6) years prior to Closing, an Employee Benefit Plan that is either (i) subject to Title IV of ERISA, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or
(iii) subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code. No Employee Benefit Plan is a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(d)Each Employee Benefit Plan conforms to and has been operated and administered in material compliance with the requirements of ERISA, the Code and all other applicable Laws. To the Knowledge of the Company, there are no facts relating to any Employee Benefit Plan that (i) have resulted in a “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or otherwise have resulted in or could reasonably result in the imposition of an excise tax, penalty or similar liability under ERISA or the Code; (ii) have resulted in a breach of fiduciary duty or violation of Part 4 of Title I of ERISA; or
(iii) could reasonably result in any material liability (whether or not asserted as of the date hereof) under ERISA, the Code, any other applicable Laws or otherwise, other than liability for benefit claims and funding obligations in the ordinary course to Buyer. There are no pending or, to the Knowledge of the Company, threatened, claims (other than routine claims for benefits) or lawsuits against or with respect to any Employee Benefit Plans. The Knowledge of the Company no governmental audit or examination of any Employee Benefit Plan is pending or threatened nor are do any facts exist which would reasonably lead to any such audit or examination.

(e)Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code and each related trust intended to be exempt under Section 501 of the Code has been and is so qualified or exempt as of the date hereof, and the Company Group has received a current favorable determination letter to such effect from the Internal Revenue Service or is properly relying on the Internal Revenue Service opinion or advisory letter issued with respect to the qualification of a prototype plan document that Company Group has duly adopted. To the Knowledge of the Company, the amendments to and operation of any Employee Benefit Plan or related trust since receipt of such letter do not materially adversely affect the qualified or exempt status of any such Employee Benefit Plan or related trust.

(f)All amounts required to have been paid as contributions to any Employee Benefit Plan have been paid within the time prescribed by applicable Laws and the applicable plan documents. The Company Group has not been delinquent as to premiums, reimbursements, accruals, contributions or payments to or in respect of any Employee Benefit Plan. With respect to each Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted on the Financial Statements. The Company has furnished or made available to Buyer complete financial information regarding the funding and present and future liabilities of any and all deferred compensation, salary continuation, or other Employee Benefit Plans which are not intended to be qualified under Section 401(a) of the Code. No assets of Business are allocated to or held in a “rabbi trust” or similar funding vehicle.

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(g)No member of the Company Group has made any promises or incurred any liability under any Employee Benefit Plan or otherwise to provide health or other welfare benefits to Business Employees (or to their spouses or dependents) or to anyone else, except as specifically required by applicable Laws.

Section 4.18    Employment Matters.

(a)Section 4.18 of the Disclosure Schedules sets forth a true, correct and complete listing of the employees of the Business (collectively, the “Business Employees”). The Company Group is in compliance in all material respects with all applicable Laws pertaining to employment and employment practices related to the Business Employees and there are no actions, suits, claims, investigations or other legal proceedings against the Company Group pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with any alleged employment of any Business Employee.

(b)Except as set forth on Section 4.18 of the Disclosure Schedules and other than for customary “at will” oral employment arrangements, the Company Group does not have any written, oral or implied employment contracts with any of the Business Employees. As of the date hereof: (a) the Company Group is not delinquent in the payment (i) to or on behalf of its past or present Business Employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or (ii) of any amount which is due and payable to any state or state fund pursuant to any workers’ compensation statute, rule or regulation or any amount which is due and payable to any workers’ compensation claimant;
(b)there are no collective bargaining agreements currently in effect between the Company Group and labor unions or organizations representing any Business Employees; (c) no such collective bargaining agreement is currently being negotiated by Company Group; (d) to the Knowledge of the Company, there are no union organizational drives in progress and there has been no formal or informal request to Company Group for such collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) no dispute exists between Company Group and any of its sales representatives related to the Business or, to the Knowledge of the Company, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation. Except set forth on Section 4.18 of the Disclosure Schedules, no Business Employees will be entitled to any severance or other payment in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company Group has not extended to any of its Business Employees any loans or credit.

Section 4.19    Taxes.    Except as set forth in Section 4.19 of the Disclosure
Schedules:

(a)Each of the Company and, with respect to the Business, the Members, and each of their respective Affiliates has filed (taking into account any valid extensions) all Tax Returns required to be filed by the Company Group. Such Tax Returns are true, complete and correct in all material respects. Neither the Company nor, with respect to the Business, the Members, and each of their respective Affiliates is currently the beneficiary of any extension of time within which to file any such Tax Return. All Taxes due and owing by the Company or, with

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respect to the Company or the Business, the Members, and each of their respective Affiliates, whether or not shown on such Tax Returns, have been timely paid.

(b)Each of the Company and, with respect to the Company or the Business, the Members, and each of their respective Affiliates has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and has complied with all information reporting and backup withholding required by applicable Law.

(c)No claim has been made by any taxing authority in any jurisdiction where the Company and, with respect to the Company or the Business, the Members, and each of their respective Affiliates does not file Tax Returns that it or they are, or may be, subject to Tax by that jurisdiction.

(d)No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or, with respect to the Company or the Business, the Members, or any of their respective Affiliates.

(e)All deficiencies asserted, or assessments made, against the Company or, with respect to the Company or the Business, Members, or each of their respective Affiliates as a result of any examinations by any taxing authority have been fully paid or resolved.

(f)Neither the Company nor, with respect to the Company or the Business, the Members, or any of their respective Affiliates is a party to any audit or court or administrative proceeding by any taxing authority. There are no such pending or threatened audits or court or administrative proceedings by any taxing authority.

(g)There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of the Business.

(h)Neither the Company nor, with respect to the Company or the Business, the Members, or any of their respective Affiliates has any liability for Taxes of any Person (other than the Company Group) as transferee or successor, by contract or otherwise.

(i)The Company is, and has been at all times since its formation, a partnership for U.S. federal income tax purposes.

(j)Neither the Company nor, with respect to the Company or the Business, the Members, or any of their respective Affiliates is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement other than commercial agreements entered into in the ordinary course of business, the primary purpose of which is not related to Taxes.

(k)The Company has not participated in any “reportable transaction” or “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 or 301.6112-1 or any similar provision of state, local or non-U.S. Tax Law.

(l)The Company is not liable with respect to any Indebtedness the interest of which is not deductible for applicable U.S. federal, state or local or non-U.S. income tax purposes.

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(m)The Company does not have permanent establishment in any country other than the country of its organization, as defined in any applicable Tax treaty between the United States and such other country.

(n)No power of attorney currently in force has been granted with respect to any matter relating to the Taxes of the Company that will be in force for any taxable period beginning after the Closing Date.

Section 4.20    Questionable Payments.

(a)No member of the Company Group (nor any of their respective officers and directors and, to the Knowledge of the Company, any employees, representatives, agents, consultants, or distributors), directly or indirectly: (i) has used or is using any funds for any illegal contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has used or is using any funds for any direct or indirect unlawful payment to any foreign or domestic Governmental Authority, government official or employee; (iii) has violated or is violating any provision of, or any rule or regulation issued under, (A) the US Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., (B) the US Travel Act, 18 U.S.C. § 1952, (C) any applicable Law enacted in any applicable jurisdiction in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (D) any other Law, rule, regulation, or other legally binding measure of any foreign or domestic jurisdiction of similar effect or that relates to bribery or corruption (collectively, “Anti-Bribery Laws”); (iv) has failed to maintain in all material respects complete and accurate books and records as required by applicable Anti-Bribery Laws; (v) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties;
(vi) has made, offered to make, promised to make, ratified or authorized the payment or giving, directly or indirectly, of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment, gift or anything of value to a foreign or domestic government official or employee to secure or attempt to secure any improper business advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business; or (vii) has otherwise taken any action that has caused, or would reasonably be expected to cause the Company Group to be in violation of any applicable Anti-Bribery Law.

(b)There is no proceeding (i) excluding any sealed proceeding, pending or received, (ii) in the case of a sealed proceeding, to the Knowledge of the Company, pending or received, or (iii) in the case of any proceeding, to the Knowledge of the Company, threatened, in each case against any member of the Company Group, that could reasonably be expected to result in any liability on the part of the Company Group under any Anti-Bribery Laws to which any member of the Company Group is subject. No member of the Company Group (nor any of their respective directors, officers, executives, employees, agents, distributors, consultants or other representatives), is party to or otherwise subject to the terms of any Corporate Integrity Agreement, Non-prosecution Agreement, Deferred Prosecution Agreement or any other arrangement similar to any of the foregoing arising from or otherwise relating to any such proceeding.

Section 4.21 Brokers. Except as set forth in Section 4.21 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement or

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any other Transaction Document based upon arrangements made by or on behalf of the Company or the Members.

Section 4.22 Solvency. The Company is, and after giving effect to the transactions contemplated by this Agreement, will be, on either an unconsolidated basis or a consolidated basis, Solvent, and the Company has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the present fair salable value of the property and assets of such Person exceeds the debts and liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of the such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured,
(c)such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured, and (d) such Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted; provided, that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 4.23 Full Disclosure. No representation or warranty in this Agreement and no statement contained in the Disclosure Schedule or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Members and the Company as follows:

Section 5.1 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Buyer has all necessary organizational power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite organizational action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the Company and the Members) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting

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creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of any of the articles of incorporation, bylaws or other similar charter documents of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any material agreement to which Buyer is a party, except in the case of clauses (a) or (c) for any such violations, breaches, conflicts, defaults, or accelerations that, individually, or in the aggregate, are not reasonably expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.3 Investment Purpose. Buyer is acquiring the Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Interests are not registered under the Securities Act, as amended, or any state securities laws, and that the Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Interests for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 5.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.5 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE VI
CONDUCT BY THE COMPANY AND THE MEMBERS PRIOR TO THE CLOSING DATE

Section 6.1    Conduct of Business.

(a)Conduct of Business . During the period from the date hereof continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company and, with respect to the Company or the Business, the Members shall, and the Members

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shall cause each of their respective Affiliates to, except as otherwise expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) carry on the Business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance in all material respects with all applicable laws and regulations, (ii) pay its debts and Taxes prior to delinquency and pay or perform other material obligations when due, and (iii) use commercially reasonable efforts to preserve intact the Company’s present business organization and retain the Business Employees.

(b)Required Consent From the Date Hereof. In addition, without limiting the generality of Section 6.1(a), except as permitted or contemplated by the terms of this Agreement, and except as provided in Section 6.1(b) of the Disclosure Schedules, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company and, with respect to the Company or the Business, the Members shall not do any of the following, and, with respect to the Business, the Members shall not permit any of their respective Affiliates to do any of the following:

(i)Cause, permit or propose any amendments to the Company Operating Agreement or other organizational documents of the Company;

(ii)Adopt a voluntary plan of complete or partial liquidation or dissolution;

(iii)Cause the Company to declare, set aside or pay any dividends on or make any other distributions (whether in cash, Interests, equity securities or property) in respect of any Interests of the Company or split, combine or reclassify any such Interests or issue or authorize the issuance of any other securities of the Company in respect of, in lieu of or in substitution for any Interests;

(iv)Cause the Company to issue, deliver, sell, authorize, pledge or otherwise encumber any Interests, or any securities convertible into Interests, or subscriptions, rights, warrants or options to acquire any Interests or any securities convertible into Interests, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, excluding the issuance of Incentive Units to employees of the Company or its Affiliates in accordance with the Equity Incentive Plan and subject to Section 7.13;

(v)Cause the Company to acquire or agree to acquire by merging or consolidating with, or by purchasing any material equity or voting interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof;

(vi)Sell, lease, license, encumber or otherwise dispose of any material properties or assets of the Company or the Business or enter into any written or oral agreement with a third party with respect to the distribution or sale of any Company Products;

(vii)Enter into any written or oral agreement pursuant to which any member of the Company Group is licensing, sublicensing or otherwise granting rights to a third party with respect to the Business IP owned by the Company Group;

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(viii)Cause the Company to (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, (B) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, or (C) enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned subsidiary of it);

(ix)Enter into or renew any Contracts containing any non-competition, exclusivity or other similar material restrictions on the Company or the Business;

(x)Enter into any Material Contract that would require consent of the counter party thereto with respect to the consummation of the transactions contemplated by this Agreement;

(xi)Amend any agreement between the Company and the Members or any Affiliates of the Members;

(xii)Amend the Equity Incentive Plan;

(xiii)Cause the Company to purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests, except repurchases of unvested shares in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements or other similar agreements; or

(xiv)Make any material Tax election, including but not limited to an entity classification election with respect to the Company or a Tax accounting method change.

(c)Required Consent Following the Acquisition Notice. In addition, without limiting the generality of Section 6.1(a), except as permitted or contemplated by the terms of this Agreement, and except as provided in Section 6.1(b) or Section 6.1(c) of the Disclosure Schedules, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of the Acquisition Notice and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company and, with respect to the Company or the Business, the Members shall not do any of the following, and, with respect to the Business, the Members shall not permit any of their respective Affiliates to do any of the following:

(i)Cause the Company to make any material loans, advances or capital contributions to, or investments in, any other Person, other than employee advances made in the ordinary course of business;

(ii)Except as required by GAAP, make any material change in its methods or principles of accounting;

(iii)Settle or compromise any Tax liability or consent to any extension or waiver of any limitation period with respect to any Tax;

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(iv)Other than in the ordinary course of business and consistent with past practice, or pursuant to agreements, policies, or arrangements outstanding or existing on the date hereof, or as may be required by applicable Legal Requirements (including amending arrangements as necessary or desirable to comply with Section 409A of the Code), adopt or materially amend any Employee Benefit Plan, or enter into any collective bargaining agreement, or pay any special bonus or special remuneration (cash, equity or otherwise) to any Business Employee (including rights to severance or indemnification of its directors, officers, employees or consultants);

(v)Other than in the ordinary course of business and consistent with past practice, or pursuant to agreements, policies, or arrangements outstanding or existing on the date hereof, or as may be required by applicable Legal Requirements (including amending arrangements as necessary or desirable to comply with Section 409A of the Code), grant any severance or termination pay (cash, equity or otherwise) to any officer of the Company, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof;

(vi)Accelerate, beyond the normal collection cycle, the collection of accounts receivable or the purchase of inventory;

(vii)Make, accelerate or defer any capital expenditures other than any such expenditures as are necessary to prevent the destruction, removal, wasting, deterioration or impairment of its assets;

(viii)(A) conclude or agree to any corrective action plans, consents, decrees, actions or orders, or (B) cancel, compromise or settle any claim that is related to or affects the Company or the Business, or waive or release any material rights of the Company; or

(ix)Cancel or terminate any insurance policies or cause any of the coverage thereby to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing, to the extent reasonably available, coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

Section 6.2 Certain Notifications. Until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, (a) the Company and the Members shall promptly notify Buyer in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by the Company Group to satisfy any of the conditions specified in Section 8.1 or Section 8.2 and (b) Buyer shall promptly notify the Company in writing of the

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occurrence of any event that will or could reasonably be expected to result in the failure by Buyer or its Affiliates to satisfy any of the conditions specified in Section 8.1 or Section 8.3.

ARTICLE VII ADDITIONAL AGREEMENTS

Section 7.1    Acquisition Proposals; No Solicitation.

(a)During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company and each Member each agrees that neither it nor any of its Affiliates nor any of the officers and directors of it or its Affiliates shall, and that it shall not authorize or permit its and its Affiliates’ employees, stockholders, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Affiliates) to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract, agreement or commitment contemplating any Acquisition Proposal or transaction contemplated thereby. The Company and its Affiliates will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of any assets related to the Business, or any equity interests of the Company, any tender offer or exchange offer of equity interests of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the acquisition of equity interests or assets of the Company, other than the transactions contemplated by this Agreement.

(b)Notification of Unsolicited Acquisition Proposals. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, as promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which the Company or the Members reasonably believes would lead to an Acquisition Proposal, the Company or the Members shall provide Buyer with oral and written notice of its receipt of such Acquisition Proposal request or inquiry, and a summary of the material terms and conditions of such Acquisition Proposal, request or inquiry or the identity of the Person or group making such Acquisition Proposal, request or inquiry.

Section 7.2    Confidentiality; Access to Information.

(a)Confidentiality. The parties acknowledge that the Company and Buyer have previously executed a certain Mutual Non-Disclosure Agreement, dated August 21, 2020 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with the its terms and each of Buyer and the Company will hold, and will cause its respective directors, officers, employees, agents and advisors (including attorneys,

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accountants, consultants, bankers and financial advisors) to hold, any Confidential Information (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement. Members hereby agree to be bound by the confidentiality restrictions in the Confidentiality Agreement on the same terms as the Company as if each Member were an original party to such Agreement.

(b)Access to Information. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company and the Members will afford Buyer and Buyer’s accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel to obtain all information concerning the Business, including the status of development efforts related to the Company Products, properties, results of operations and personnel, in each case solely for purposes of this Agreement, as Buyer may reasonably request; provided, however, that the Company and the Members may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Authority applicable to the Company or the Business requires the Company or the Members to restrict or prohibit access to any such properties or information, or (ii) such access would, in the reasonable judgment of the Company compromise or constitute a waiver of any attorney-client privilege. In addition, any information obtained from the Company or the Members pursuant to the access contemplated by this Section 7.2(b) shall be subject to the confidentiality provisions contained in Confidentiality Agreement.

Section 7.3 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), none of Buyer or the Company or the Members shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, (a) Buyer shall be entitled to make any public disclosure required by applicable Laws and any rules or regulations of any supervisory, regulatory or other Governmental Authority having jurisdiction over it or any of its Affiliates (including the Securities and Exchange Commission and the New York Stock Exchange), including disclosure of this Agreement as a material contract in its filings with the Securities and Exchange Commission and any subsequent disclosures and press releases related thereto and (b) nothing contained in this Agreement will limit Buyer’s (or its Affiliates’) rights to disclose the existence of this Agreement and the general nature of the transaction described herein on any earnings call or in similar discussions with financial media or analysts, stockholders and other members of the investment community.

Section 7.4 Third Party Consents. Each of the Company and each Member shall use its commercially reasonable efforts to obtain all Consents prior to the prior to the Closing Date.

Section 7.5 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be

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reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.6 Transition Services Agreement. Prior to the Closing, Buyer, on the one hand, and Phillippe Marco and any other key individuals identified by Buyer (the “Key Individuals”), on the other hand, shall negotiate in good faith an agreement to provide certain post- Closing services to be identified by Buyer as necessary to support activities relating to the IDE Approvals (the “Transition Services Agreements”). The Transition Services Agreement may be entered into directly between Buyer and the Key Individuals or between Buyer and an entity that engages the Key Individuals. The fees related to the services to be provided under the Transition Services Agreement will be an amount to be agreed by Buyer and the Key Individuals and will be payable from the remaining proceeds of the loan issued to the Company in accordance with the Loan Documents.

Section 7.7 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by the Members when due. The Members shall, at their own expense, timely prepare and file any Tax Return or other document required by law with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as reasonably necessary).

Section 7.8    Tax Treatment.

(a)The parties shall allocate the Closing Date Consideration among the assets of the Company in accordance with Section 1060 of the Code. A statement setting forth such proposed allocation (the “Tax Allocation Schedule”) shall be prepared in good faith by Buyer and delivered to the Members within ninety (90) days following the Closing Date. Within 30 days following Buyer’s delivery of the proposed Tax Allocation Schedule to the Members, the Members may give Buyer a written notice stating the Members’ objections to the proposed Tax Allocation Schedule (an “Allocation Objection Notice”). If the Members do not give Buyer an Allocation Objection Notice within such 30 day period, then the proposed Tax Allocation Schedule will be conclusive and binding upon the parties. If the Members do give Buyer an Allocation Objection Notice, and in the event that Buyer and the Members fail to resolve all of the issues set forth in the Allocation Objection Notice within 30 days after Buyer receives the Allocation Objection Notice (the “Allocation Agreement Period”), (i) Buyer and the Members will retain a firm of certified public accountants designated by the Members and reasonably acceptable to the Buyer (the “CPAs”) to make the determination of the purchase price allocation within the 30 day period immediately following the Allocation Agreement Period, and (ii) Buyer and the Members will each provide the CPAs with their respective determinations of the purchase price allocation. The CPAs will consider only those items and amounts in Buyer’s and the Members’ respective determinations of proposed purchase price allocation that are identified as being items and amounts to which Buyer and the Members have been unable to agree. In resolving any such disputed item or amount, the CPAs may not assign a value to any item or amount that is higher than the highest value for such item or amount claimed by either party or lower than the lowest value for such item or amount claimed by either party. The determination of the purchase price allocation by the CPAs will be conclusive and binding upon the parties. The fees, costs and expenses of the CPAs shall be paid shall be allocated between the Members, on the one hand, and Buyer, on the other hand,

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in inverse proportion as the Members and Buyer may prevail on matters resolved by the Independent Auditors, which proportionate allocations shall be determined by the Independent Auditors. The parties shall report, act and file all Tax Returns in all respects and for all purposes consistent with the Tax Allocation Schedule and this Section 7.8, and no party shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with the Tax Allocation Schedule or this Section 7.8 unless required to do so by applicable Law. If the Closing Date Consideration is adjusted in any manner as provided in this Agreement, the Tax Allocation Schedule shall be adjusted as mutually agreed by the parties to reflect such adjustments to the consideration paid pursuant to this Agreement.

(b)The Members shall, at the Members’ expense, prepare or cause to be prepared and file or cause to be filed (taking into account all applicable extensions) with the applicable Tax authority any income Tax Returns required to be filed by or with respect to Company for taxable years ending on or before the Closing Date, which for avoidance of doubt shall include the final partnership income Tax Returns of the Company for the tax period ending on the Closing Date. Such income Tax Returns shall be prepared in a manner consistent with the Company’s past practice.

(c)Except for the Tax Returns prepared by the Members pursuant to Section 7.8(b), Buyer shall file or cause to be filed when due all Tax Returns of the Company that are required to be filed by or with respect to Company after the Closing Date.

(d)The Buyer and the Members shall reasonably cooperate, and shall cause their respective Affiliates (including the Company), officers, employees, agents, auditors and representatives reasonably to cooperate, with each other in preparing and filing all Tax Returns of the Company, resolving all disputes relating to Taxes of the Company, and handling all proceedings, examinations, and audits relating to Tax matters of the Company, including maintaining and making available all records necessary in connection with such Tax Returns, disputes and Tax matters.

Section 7.9 Release and Waiver. Effective as of and subject to the Closing, each Member, for itself and on behalf of its Affiliates, agents, representatives, attorneys, assigns, dependents, heirs, executors, and administrators, hereby irrevocably and unconditionally releases, acquits and forever discharges the Company from any and all claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness, and causes of action, of whatever kind or nature that existed or arose from the beginning of time through the Closing, regardless of whether known or unknown, and regardless of whether asserted by such Member to date, other than claims arising under or in connection with this Agreement or the transactions contemplated hereby or which may not otherwise be released as a matter of applicable Law (the “Released Member Claims”). Each Member further agrees and covenants not to participate in any action or proceeding against the Company based upon any of the Released Member Claims. Each Member
(a)understands that the release contained in this Section 7.9 is binding on such Member and its Affiliates, agents, representatives, attorneys, assigns, dependents, heirs, executors, and administrators and (b) represents and warrants that (i) it has had the opportunity to consult with

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counsel of its choice, (ii) it is fully informed of the nature and contents of this release and (iii) it has entered into this release freely and without any threat or coercion whatsoever.

Section 7.10    Non-Competition; Non-Solicitation.

(a)For a period of 2 years commencing on the Closing Date (the “Restricted Period”), each Member holding 10% or more of the Interests as of the Closing Date (each a “Restricted Member”) shall not, and shall cause its Affiliates not to, directly or indirectly,
(i) engage in or assist others in engaging in the Business or any business that is competitive with the Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Business or any business that is competitive with the Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and clients, customers or suppliers of the Company. Notwithstanding the foregoing, nothing in this Section 7.10 shall prohibit any Restricted Member from (x) performing its obligations under the Transition Services Agreement or (y) owning, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Restricted Member is not a controlling Person of, or a member of a group which controls, such Restricted Member and does not, directly or indirectly, own 2% or more of any class of securities of such Person.

(b)During the Restricted Period, each Restricted Member shall not, directly or indirectly, hire or solicit any employee or independent contractor of the Company or encourage any such employee or independent contractor to leave such employment or relationship with the Company or hire any such employee or independent contractor who has left such employment or relationship with the Company, except pursuant to a general solicitation which is not directed specifically to any such employees or contractors.

(c)During the Restricted Period, each Restricted Member shall not, directly or indirectly, solicit or entice, or attempt to solicit or entice, any vendor, suppliers, clients or customers of the Company or the Business or potential clients or customers of the Company or the Business for purposes of diverting their business or services from the Company or the Business.

(d)Each Restricted Member acknowledges that a breach or threatened breach of this would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Restricted Member of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)Each Restricted Member acknowledges that the restrictions contained in this Section 7.10 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.10 should ever be adjudicated to exceed the time, geographic, product or service, or other

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limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 7.10 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 7.11 Updated Disclosure Schedules. Within ten (10) Business Days following the later of the date of Second FIH Study Milestone and January 1, 2024, the Company shall deliver updated Disclosure Schedules (including new Disclosure Schedules, if any, where, as of the date hereof, no Disclosure Schedules are yet provided) to reflect any matters arising from circumstances first occurring after the date of this Agreement (the “Updated Disclosure Schedules”), which will be certified as complete and final as of the date of delivery by an officer of the Company; provided, that any new disclosures set forth in the Updated Schedules shall not be deemed to have cured any breach of any representation or warranty made by the Company for the purposes of this Agreement, including the closing conditions set forth in Article VIII and indemnification pursuant to Article IX, other than disclosure of any actions taken by the Company with Buyer’s written consent or that do not require Buyer’s consent pursuant to this Agreement, including Section 6.1.

Section 7.12 Lease Assignment. At or prior to the Closing, the Company shall assign the Lease to Nextgen Vascular Technologies, LLC, or any other third party (excluding any controlled Affiliate of the Company), which assignment shall include a full release of the Company from all of its obligations under the Lease.

Section 7.13 Incentive Units. Promptly following the grant of any Incentive Units, the Company shall cause each Incentive Unit Holder to execute a joinder to this Agreement in the form attached hereto as Exhibit B (the “Joinder Agreement”), pursuant to which the Incentive Unit Holder will agree to be subject to the terms of Article II, Article III, Section 4.3 and Article XI and the related definitions as a “Member”.

ARTICLE VIII CONDITIONS TO CLOSING

Section 8.1 Conditions to the Obligations of Each Party. The respective obligations of each party to this Agreement to close the Acquisition shall be subject to no action or proceeding having been instituted or threatened before any Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of this Agreement or the consummation of

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the transactions contemplated herein which, in the reasonable opinion of such party, makes it inadvisable to consummate such transactions.

Section 8.2 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to close the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)Representations and Warranties True at Closing. The representations and warranties of the Company and the Members contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except that the representations and warranties made as of a specified date shall be true and correct only as of such date and it being understood that, for purposes of determining the effect of such exceptions, all Material Adverse Effect and materiality qualifications shall be disregarded). Notwithstanding the foregoing, the Seller Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date.

(b)Compliance with Agreement. Each of the covenants, agreements and obligations required by this Agreement to be performed or complied with by the Members or the Company on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with in all material respects.

(c)No Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect.

(d)Closing Deliverables. Buyer shall have received the closing deliverables required to be delivered by the Members and/or the Company, as applicable, pursuant to Section 2.4(b) and Section 2.4(c).

(e)Closing Certificate. Buyer shall have received a certificate signed by the Company and the Members and dated as of the Closing Date certifying as to the satisfaction of the conditions set forth in Section 8.2(a) and Section 8.2(b) hereof.

(f)Required Consents. The Company and the Members shall have obtained the Consents designated by Buyer as required to be delivered prior to the Closing (the “Required Consents”) and provided Buyer a copy of each such Required Consent in a form reasonably acceptable to Buyer.

(g)Event of Default. No Event of Default shall have occurred and not be cured in accordance with the Loan Documents.

(h)Joinder Agreements. Each of the Incentive Unit Holders shall have executed a Joinder Agreement.

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Section 8.3 Additional Conditions to the Obligations of the Members and the Company. The respective obligations of the Members and the Company to close shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)Representations and Warranties True at Closing. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, or in case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, subject to such exceptions as would not (individually or in the aggregate) have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement.

(b)Compliance with Agreement. Each of the covenants, agreements and obligations required by this Agreement to be performed or complied with by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with in all material respects.

(c)Closing Deliverables. The Members shall have received the closing deliverables required to be delivered by Buyer pursuant to Section 2.4(d).

(d)Closing Certificate. The Members shall have received a certificate signed by Buyer and dated as of the Closing Date certifying as to the satisfaction of the conditions set forth in Section 8.3(a) and Section 8.3(b) hereof.

ARTICLE IX INDEMNIFICATION

Section 9.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the eighteen (18) month anniversary of the Closing Date; provided, however, that for purposes of claims for indemnification pursuant to Section 9.2(a) or Section 9.3(a): (a) the Seller Fundamental Representations and the Buyer Fundamental Representations (collectively, the “Fundamental Representations”) shall survive the Closing indefinitely, and (b) Section 4.11 (Intellectual Property), Section 4.15 (Regulatory Matters), Section 4.17 (Employee Benefit Matters) and Section 4.19 (Taxes) (collectively, the “SOL Representations”) shall survive until the sixtieth (60th) day following the expiration of the applicable statute of limitations. Each covenant and agreement shall survive the Closing for the period as contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.
Section 9.2 Indemnification by the Members. Subject to the other terms and conditions of this Article IX, the Members shall jointly and severally indemnify each of Buyer and its Affiliates and its and their respective directors, officers, members, managers, partners and employees (collectively, the “Buyer Indemnified Parties”) against, and hold the Buyer Indemnified

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Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)any breach of any of the representations or warranties of the Members or the Company contained in Article III or Article IV of this Agreement or in any certificate or instrument delivered by or on behalf of the Members or the Company pursuant to this Agreement, in all cases without giving effect to any qualifications as to materiality, material adverse effect or similar qualifications contained in such representations and warranties; and

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Members at any time pursuant to the Transaction Documents or by the Company prior to the Closing pursuant to the Transaction Documents.

(c)any Losses attributable to Taxes (or the non-payment thereof) of, or attributable to, (A) the Company for all taxable periods or portions thereof ending on or prior to the Closing Date, and (B) any Person (other than the Company) for which the Company may be liable as a transferee or successor, by contract or otherwise;

(d)any Closing Indebtedness and Transaction Expenses, to the extent not included in the calculation of Estimated Closing Date Consideration provided by the Company pursuant to Section 2.3(b);

(e)any claims of personal injury, bodily injury or property damage arising from or related to the Company Products, whether made before or after the Closing, in connection with any device or other product manufactured or sold by the Business prior to the Closing;

(f)any amounts set forth in the Allocation Schedule (as may be updated pursuant to this Agreement), including any claim by any Member for any amounts in excess of what is set forth in the Allocation Schedule; and

(g)the termination of any employees of the Company on or before the Closing
Date.

Section 9.3    Indemnification by Buyer.    Subject to the other terms and
conditions of this Article IX, Buyer shall indemnify each of the Members and the Member’s Affiliates and its and their respective directors, officers, members, managers, partners and employees, heirs, executors and administrators (collectively, the “Member Indemnified Parties”) against, and hold the Member Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a)any breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, in all cases without giving effect to any qualifications as to materiality, material adverse effect or similar qualifications contained in such representations and warranties; and

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(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by (i) Buyer at any time pursuant to this Agreement or (ii) the Company from and after the Closing pursuant to this Agreement.

Section 9.4 Certain Limitations. The party making a claim for indemnification under this Article IX is referred to as the “Indemnified Party” and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”. The indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

(a)The Members shall not be liable to the Buyer Indemnified Parties for indemnification under Section 9.2(a) until the aggregate amount of all Losses in respect of indemnification under such section exceeds $225,000 (the “Basket”), in which event the Members shall be liable for the full amount of all such Losses (i.e. from and including the first dollar of such Losses); provided, however, that notwithstanding the foregoing in this Section 9.4(a), the Basket shall not apply to (i) any claims arising from fraud on the part of the Members in connection with the transactions contemplated by this Agreement or (ii) any claim as to which the Buyer Indemnified Parties may be entitled to indemnification under Section 9.2(a) in respect of claims arising out of any breach of any of the Seller Fundamental Representations or SOL Representations made by the Members or the Company.

(b)The amount of all Losses for which the Members shall be liable pursuant to Section 9.2(a) shall be capped at an aggregate amount equal to twenty-five percent (25%) of the Aggregate Consideration (the “Cap”); provided, however, that the Cap shall not apply to any
(i) any claims arising from fraud on the part of the Members in connection with the transactions contemplated by this Agreement or (ii) Losses for which indemnification is sought under Section 9.2(a) in respect of claims arising out of any breach of any of the Fundamental Representations or SOL Representations made by the Members or the Company.

(c)Buyer shall not be liable to the Member Indemnified Parties for indemnification under Section 9.3(a) until the aggregate amount of all Losses in respect of indemnification under such section exceeds an amount equal to the Basket, in which event Buyer shall be liable for the full amount of all such Losses (i.e. from and including the first dollar of such Losses); provided, however, that notwithstanding the foregoing in this Section 9.4(c), the Basket shall not apply to (i) any claims arising from fraud on the part of Buyer in connection with the transactions contemplated by this Agreement or (ii) any claim as to which the Member Indemnified Parties may be entitled to indemnification under Section 9.3(a) in respect of claims arising out of any breach of any of the Fundamental Representations of Buyer.

(d)The amount of all Losses for which Buyer shall be liable pursuant to Section 9.3(a) shall be limited to the Cap; provided, however, that the Cap shall not apply to (i) any claims arising from fraud on the part of Buyer in connection with the transactions contemplated by this Agreement or (ii) any Losses for which indemnification is sought under Section 9.3(a) in respect of claims arising out of any breach of any of the Fundamental Representations of Buyer; provided further, that in no event shall Buyer be liable to the Member Indemnified Parties for indemnification under Section 9.3(a) in an aggregate amount in excess of the Upfront Amount.

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(e)Payments by an Indemnifying Party pursuant to Section 9.2 or Section 9.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (or the Company) in respect of any such claim after deducting all related reasonable and out-of-pocket attorneys’ fees, expenses and other costs of recovery (including any deductible amount) and any resultant increase in insurance premiums. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(f)In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive or special damages relating to the breach or alleged breach of this Agreement except to the extent awarded to a third party; provided, that the foregoing shall not limit any Indemnifying Party’s liability for damages that were probable or reasonably foreseeable and were a direct result of a breach or alleged breach of this Agreement.

(g)Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto; provided, however, that this subsection (h) shall neither expand nor limit the obligations of the parties to so mitigate under applicable Law.

Section 9.5    Indemnification Procedures.

(a)Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within thirty (30) days of receipt of notice of such Third-Party Claim, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party; provided, however, that if (i) the Indemnifying Party elects not to compromise or defend such Third-Party Claim, (ii) the Indemnifying Party fails to notify the Indemnified Party in writing within thirty (30) days of its receipt of notice of such Third-Party Claim of its election to defend as provided in this Agreement, (iii) the Indemnifying Party fails to use reasonable best efforts to

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actively and diligently, with legal counsel reasonably acceptable to the Indemnified Party, conduct the defense of the action, (iv) such Third-Party Claim seeks an injunction or other equitable remedies in respect of the Indemnified Party or its business; (v) such Third-Party Claim is reasonably likely to result in liabilities that, taken with other then existing claims under this Article IX would not be fully indemnified hereunder; (vi) the Indemnified Party has been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of such Third-Party Claim; (vii) such Third- Party Claim seeks a finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party; or (viii) such Third-Party Claim relates to Intellectual Property, the Indemnified Party may, but shall not be obligated to, subject to Section 9.5(b), retain separate counsel of its choosing, defend such Third-Party Claim and have the sole power to direct and control such defense (all at the cost and expense of the Indemnifying Parties) and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. In the event that the Indemnifying Party defends against a Third-Party Claim, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of such Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof; provided, however, that if such Indemnified Party shall have reasonably concluded that a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party or there may be defenses available to the Indemnified Party that are contrary to, or inconsistent with, those available to the Indemnifying Party, then, in each such event, the fees and expenses of not more than one additional counsel for the Indemnified Party shall be borne by the Indemnifying Party. The Members and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 7.2) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b)Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 9.5(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third- Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), except with respect to Third-Party Claims related to Intellectual Property.

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(c)Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty
(30)calendar day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-calendar day period, the Losses identified in the notice of Direct Claim will be conclusively deemed a liability of the Members under Section 9.2.

Section 9.6 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Closing Date Consideration for Tax purposes, unless otherwise required by Law.

Section 9.7 Exclusive Remedies. Subject to Section 11.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX. Nothing in this Section 9.7 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 11.12 or to seek any remedy on account of fraud by any party hereto.

Section 9.8    Payments; Escrow Release.

(a)In the event that Buyer has a claim for indemnification against the Members pursuant to this Article IX, Buyer shall be entitled to recover the amount of such claim and/or payment (i) first from the Escrow Fund, (ii) then, to the extent the Escrow Fund is insufficient, by set off against the First Contingent Payment or the Second Contingent Payment, if payable, and
(iii) finally, to the extent the amount of such claim and/or payment exceeds the amount of the

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Escrow Fund and the amounts payable under the First Contingent Payment or the Second Contingent Payment, as applicable, from the Members directly.

(b)On the date that is eighteen (18) months after the Closing Date, subject to the terms and conditions of the Escrow Agreement, the Escrow Agent shall distribute to the Members from the Escrow Fund (based on the updated Allocation Schedule delivered pursuant to Section 9.8(c)) an amount, if any, equal to the remaining balance of the Escrow Fund less the sum of (a) the amounts of the Second Escrow Deposit and the Third Escrow Deposit, if any, (b) any amounts with respect to which Buyer is entitled to, but has not yet received, indemnification, pursuant to Section 9.2, and (c) the amount of any unresolved claims for indemnification as of such date.

(c)On the date that is twelve (12) months after the Second Escrow Deposit, subject to the terms and conditions of the Escrow Agreement, the Escrow Agent shall distribute to the Members from the Escrow Fund (based on the updated Allocation Schedule delivered pursuant to Section 9.8(c)) an amount, if any, equal to the remaining balance of the Escrow Fund less the sum of (a) the amount of the Third Escrow Deposit, if any, (b) any amounts with respect to which Buyer is entitled to, but has not yet received, indemnification, pursuant to Section 9.2, and (c) the amount of any unresolved claims for indemnification as of such date.

(d)On the date that is twelve (12) months after the Third Escrow Deposit, subject to the terms and conditions of the Escrow Agreement, the Escrow Agent shall distribute to the Members from the Escrow Fund (based on the updated Allocation Schedule delivered pursuant to Section 9.8(c)) an amount, if any, equal to the remaining balance of the Escrow Fund, less the sum of (a) any amounts with respect to which Buyer is entitled to, but has not yet received, indemnification, pursuant to Section 9.2, and (b) the amount of any unresolved claims for indemnification as of such date.

(e)Notwithstanding the foregoing, at least five (5) Business Days prior to any distribution of the Escrow Fund to the Members pursuant to this Section 9.8, the Members shall deliver to Buyer and the Escrow Agent an updated Allocation Schedule setting forth the portion of such distribution payable to each Member in accordance with the Company Operating Agreement as of immediately prior to the Closing.

Section 9.9 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

ARTICLE X TERMINATION

Section 10.1    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of Buyer and the Members;

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(b)if an Event of Default has occurred and remains uncured for the respective cure periods set forth in the Loan Documents, by Buyer, for any reason, in its sole discretion, at any time during the Buyer Acquisition Option Term but prior to delivery of the Buyer Acquisition Notice;

(c)by Buyer, if (i) there shall have been a breach in any material respect of any representation and warranty in this Agreement of the Company or the Members, or (ii) the Company or the Members shall not have performed or complied in any material respect with any material covenant or material agreement of the Company or the Members contained in this Agreement, such that the conditions set forth in Section 8.2(a) and Section 8.2(b) (as applicable) would be incapable of being satisfied by the Termination Date (as defined below);

(d)by the Members, if (i) there shall have been a breach in any material respect of any representation and warranty in this Agreement of Buyer, or (ii) Buyer shall not have performed or complied in any material respect with any material covenant or material agreement of Buyer, such that the conditions set forth in Section 8.3(a) and Section 8.3(b) (as applicable) would be incapable of being satisfied by the Termination Date;

(e)by Buyer if the Closing shall not have occurred before the date that is one hundred eighty (180) days after the delivery of an Acquisition Notice pursuant to Section 2.1 (or such later date as may be mutually agreed to be writing by the parties) (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(e): (i) shall not be available to Buyer if its willful action or willful failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) shall be extended for an additional sixty
(60) days if the only condition(s) to Closing that remain unsatisfied at such time are as set forth in Section 8.1;

(f)by the Members if the Closing shall not have been consummated before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 10.1(f): (i) shall not be available to the Members if the willful action or willful failure to act of the Company or either Member has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) shall be extended for an additional sixty (60) days if the only condition(s) to Closing that remain unsatisfied at such time are as set forth in Section 8.1;

(g)by the Members or Buyer if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, which order, decree, ruling or other action is final and nonappealable;

(h)by the Members or Buyer if the Buyer Acquisition Option Term has expired and no Acquisition Notice has been delivered in accordance with Section 2.1(a);

(i)by Buyer if the Second FIH Study Milestone has not occurred on or before the Target Date; or

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(j)by Buyer upon the occurrence of an Event of Default (and subject to any applicable cure periods provided for in the Loan Documents).

Section 10.2 Procedure and Effect of Termination. If either Buyer or the Members desires to terminate this Agreement pursuant to Section 10.1, such party shall give written notice of such termination to the other party. In the event that this Agreement shall be terminated pursuant to Section 10.1, this Agreement shall be of no further force or effect and all further obligations of the parties under this Agreement (other than under Section 7.2(a), this Section 10.2 and Article XI) shall be terminated without further liability of any party to the other; provided, however, that nothing herein shall relieve any party from liability for breach of any representation, warranty, covenant or agreement hereunder occurring prior to such termination. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any remedies, including equitable relief (including specific performance), to which it would otherwise be entitled in the event of breach of any other party hereto.

ARTICLE XI
MISCELLANEOUS

Section 11.1 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:
(a)when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent (i) during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

If to the Members, or to the Company prior to Closing:	Chansu Vascular Technologies, LLC 715 North Pastoria Avenue Sunnyvale, CA, 94085 Attn: Philippe Marco, CEO Email: pmarco@chansuvt.com with a copy to:

4725 College Park, Suite 200 San Antonio, TX 78249 Attn: John Asel, CFO Email: jasel@chansuvt.com

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If to Buyer, or to the Company from and after Closing:
c/o Cardiovascular Systems, Inc. 1225 Old Highway 8 NW
St. Paul, MN 55112
Attention: Chief Financial Officer

with a copy to (which shall not constitute notice):
c/o Cardiovascular Systems, Inc.
1225 Old Highway 8 NW
St. Paul, MN 55112
Attention: General Counsel

with a copy to: Dorsey & Whitney LLP Suite 1500 50 South Sixth Street Minneapolis, MN 55402 Facsimile: (612) 395-5247 Attention: Brian G. Moore

Section 11.3 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.4    Actions By Members.

(a)Each Member, by the execution of this Agreement, hereby irrevocably appoints Philippe Marco as the representative, proxy and attorney-in-fact (with full power of substitution) for such Member for the limited purpose of carrying out any actions or decisions required by the “Members” under this Agreement or the Escrow Agreement. Where this Agreement provides for actions or decisions by the “Members”, Philippe Marco shall have the sole power and authority to act on behalf of the Members and Buyer shall be entitled to rely only on

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communications from Philippe Marco unless provided otherwise in a joint written communication from the Members to Buyer.

(b)Within the scope of the authority granted to Philippe Marco under Section 11.4(a), each Member grants Philippe Marco the full and exclusive power and authority to represent and bind such Member (including the taking by Mr. Marco of any and all actions and the making of any decisions required or permitted to be taken on such Member’s behalf), to: (a) execute and deliver the Escrow Agreement on behalf of the Members; (b) bring, defend and/or resolve any claim made or threatened pursuant to Article IX; (c) negotiate, settle, adjust or compromise any such claims, bring suit or seek arbitration with respect to any such claims, and comply with orders of courts and awards of arbitrators with respect to any such claims; (d) act on behalf of such Member in any dispute, claim, litigation or arbitration that, in the judgment of Mr. Marco, may result in a claim pursuant to Article IX; (e) act on behalf of such Member in connection with the matters contemplated by Section 2.5; (f) cause to be paid from the Escrow Fund any amounts owed pursuant to Section 2.5 or any indemnification claims, in each case in accordance with the terms and subject to the provisions of this Agreement and the Escrow Agreement; and (g) take all actions necessary in the judgment of Mr. Marco for the accomplishment of the foregoing. A decision, act, consent or instruction of Philippe Marco as to any of the foregoing matters shall constitute a decision of all Members and shall be final, binding and conclusive on each Member. EACH MEMBER AGREES THAT SUCH AGENCY AND PROXY ARE COUPLED WITH AN INTEREST, ARE THEREFORE IRREVOCABLE WITHOUT THE CONSENT OF PHILIPPE MARCO AND SHALL SURVIVE THE DEATH, INCAPACITY, BANKRUPTCY, DISSOLUTION OR LIQUIDATION OF ANY MEMBERS.

Section 11.5 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.6 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 8.9, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.7 Entire Agreement. This Agreement and the other Transaction Documents constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body

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of this Agreement will control. This Agreement replaces the Original Agreement in its entirety and the Original Agreement shall be of no further force or effect.

Section 11.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, that, notwithstanding the foregoing, Buyer shall have the right to assign this Agreement without consent to any Affiliate of Buyer, in which case Buyer will remain liable for its obligations under this Agreement. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 11.9 No Third-party Beneficiaries. Except as provided in Section 7.1 and Article IX, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.11 Governing Law; Submission to Jurisdiction; Waiver of Jury
Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEWCASTLE, DELAWARE OR IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND

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IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.11(c).

Section 11.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Any action or proceeding for any such remedy shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each party waives (i) any objection that it may have to the venue of any such action or proceeding, and (ii) any requirement for the securing or posting of any bond in connection with any such remedy. The parties further agree that (x) by seeking the remedies provided for in this Section 11.12, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages and
(y) nothing contained in this Section 11.12 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.12 before pursuing damages nor shall the commencement of any action pursuant to this Section 11.12 or anything contained in this Section 11.12 restrict or limit any other remedies under this Agreement that may be available then or thereafter.

Section 11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Scott Ward
Name:	Scott Ward
Title:	Chairman, President and Chief Executive Officer

CHANSU VASCULAR TECHNOLOGIES, LLC

By:	/s/ Philippe Marco
Name:	Philippe Marco
Title:	Manager

MEMBERS:

/s/ Philippe Marco
Philippe Marco

/s/ Cathy Mantor
Cathy Mantor

/s/ John Ansel
John Ansel

EXHIBIT A: FORM OF ESCROW AGREEMENT
EXHIBIT B: FORM OF JOINDER AGREEMENT
DISCLOSURE SCHEDULES